UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Amalgamated Financial Corp.
(Name of Registrant as Specified In Its Charter)

______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(4) Date Filed: ______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2022

To the Stockholders of Amalgamated Financial Corp.:

You are cordially invited to attend the annual meeting of stockholders of Amalgamated Financial Corp. to be held at 9:00 a.m., Eastern Time, on April 27, 2022. The annual meeting will be a completely virtual meeting of stockholders. Stockholders of record can attend the meeting via the Internet at https://web.lumiagm.com/245788868 by using your 11-digit control number on your proxy card and the instructions included in the enclosed proxy statement. The password for the virtual meeting is ab2022. Stockholders who hold their shares in “street name” (i.e. through a bank, broker or other nominee) must first obtain a legal proxy from their bank, broker or other nominee to participate in the virtual meeting, as more fully described on page 4 of the enclosed proxy statement. The meeting will be held for the following purposes:
1.To elect 12 directors to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2023 or until that person’s successor is duly elected and qualified;
2.To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2022;
3.To conduct a non-binding, advisory vote on the compensation of our Named Executive Officers; and
4.To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.
All holders of our common stock, par value $0.01 per share, of record as of March 9, 2022 are entitled to notice of and to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. The enclosed proxy statement provides you with detailed information regarding the business to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to virtually attend the meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting. Our 2022 proxy statement, proxy card and 2021 Annual Report to Stockholders are available free of charge at our website, www.amalgamatedbank.com, under the “Investor Relations” tab and then under the “Financial Information” tab and also available at http://www.astproxyportal.com/ast/24063/.

Your virtual attendance at the meeting affords you the same rights and opportunities to participate as you would have at an in-person meeting.

By Order of the Board of Directors,

March 21, 2022	/s/ Lynne P. Fox Lynne P. Fox, Chair of the Board of Directors

Table of Contents

Page
GENERAL INFORMATION AND VOTING PROCEDURES..........................................................................	1

PROPOSAL ONE – ELECTION OF DIRECTORS............................................................................................	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................	14

CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY................................................................	17

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION........................................................................	34

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS...................................................	50

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.........................................................................................................................................	55

PROPOSAL THREE – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION........	57

OUR 2021 ANNUAL REPORT ON FORM 10-K...............................................................................................	58

PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
OF AMALGAMATED FINANCIAL CORP.

To be held on April 27, 2022

GENERAL INFORMATION AND VOTING PROCEDURES

    The Board of Directors of Amalgamated Financial Corp., with its principal executive office located at 275 Seventh Avenue, New York, New York 10001, is furnishing this proxy statement to solicit proxies for use at our annual meeting of stockholders to be held in virtual-only format at 9:00 a.m., Eastern Time, on April 27, 2022. The purposes of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders and this proxy statement. If the meeting is postponed or adjourned, we may also use the proxy at any later meetings for the purposes stated in the Notice of Annual Meeting and this proxy statement.

The accompanying Notice of Annual Meeting of Stockholders and this proxy statement were first mailed to our stockholders on or about March 25, 2022. In this proxy statement, “we,” “us,” “our,” “Amalgamated Financial,” or the “Company” refer to Amalgamated Financial Corp., the “Bank” refers to Amalgamated Bank, and “you” and “your” refer to each stockholder of Amalgamated Financial Corp.

What items will be voted on at the annual meeting?

Three matters are scheduled for a vote:
1.To elect 12 directors to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2023 or until that person’s successor is duly elected and qualified;
2.To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2022; and
3.To conduct a non-binding, advisory vote on the compensation of our Named Executive Officers.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting.

How do your directors recommend that stockholders vote?

The directors recommend that you vote:
1.FOR the election of the 12 director nominees to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2023 or until that person’s successor is duly elected and qualified;
2.FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2022; and
3.FOR the approval of the resolution related to compensation of our Named Executive Officers.

How can I attend the annual meeting?
The meeting will be conducted online in a fashion similar to an in-person meeting. We designed the format of the virtual meeting to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our Board members and executive officers will attend the meeting and be available for questions.
Access to the Audio Webcast of the Meeting: The live audio webcast of the meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open approximately 60 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time to allow ample time to complete the online check-in process.
Log-in Instructions if You Hold Shares in Your Own Name: To attend the virtual meeting, login at https://web.lumiagm.com/245788868. Stockholders will need their unique 11-digit control number which appears on your proxy card and the instructions included in this proxy statement. The password for the virtual meeting is ab2022.

Log-in Instructions if Your Shares are Held in Street Name through a Bank, Broker or Other Nominee: If you hold your shares in street name and you wish to virtually attend and participate in the annual meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the annual meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement, or contact your bank, broker or other nominee to request a legal proxy form.
After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the annual meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 20, 2022.
The password for the virtual meeting is ab2022.

Can I attend the annual meeting as a guest?

No. Only stockholders of record are permitted to attend the annual meeting.

How can I ask questions during the meeting?

Stockholders may submit questions in real time during the meeting at https://web.lumiagm.com/245788868 by typing their question into the “Ask a Question” field, and clicking “Submit.” We intend to respond to all questions submitted during the meeting in accordance with the annual meeting’s Rules of Conduct which are pertinent to the Company and the meeting matters, as time permits within the one hour allocated. The Rules of Conduct will be posted at the virtual meeting forum at https://web.lumiagm.com/245788868. Responses to any such questions that are not addressed during the meeting will be published following the meeting on our website at www.amalgamatedbank.com under the “Investor Relations” tab. Questions and responses will be grouped by topic and substantially similar questions will be grouped and responded to once.

What can I do if I need technical assistance during the meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-800-937-5449.

Who is eligible to vote?

Stockholders of record of our common stock at the close of business on March 9, 2022 are entitled to be present and to vote at the annual meeting or any adjourned meeting. We anticipate that the proxy statement, proxy card, and 2021 Annual Report will first be mailed to stockholders on March 25, 2022. The proxy statement and the form of proxy relating to the annual meeting are first being made available to stockholders on March 21, 2022.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 9, 2022, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, ensuring that your shares will be voted whether or not you virtually attend the meeting. Even if you plan to virtually attend the annual meeting, complete, sign and return your proxy card in advance of the annual meeting in case your plans change.

What are the rules for voting and how do I vote?

As of the record date, we had 31,115,103 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of our common stock vote as a single class.

If you hold shares in your own name, you may vote by selecting any of the following options:

•By Internet:  Go to www.voteproxy.com and follow the on-screen instructions.

•By Mail:  Complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

•Vote via the Internet During the Meeting: You may choose to vote electronically via the Internet at https://web.lumiagm.com/245788868 during the virtual meeting. Stockholders will need their unique 11-digit control number which appears on the proxy card and the instructions included in this proxy statement.

If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal Two—the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2022 but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

If you hold your shares in street name and you wish to virtually vote via the Internet during the annual meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the annual meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the annual meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 20, 2022.

Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Voting results will be tabulated and certified by American Stock Transfer & Trust Company LLC.

As of the date of this proxy statement, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the discretion of the proxies appointed by the Board of Directors on any of the following matters:

•any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our stockholders; and

•matters incident to the conduct of the meeting.

What constitutes a quorum?

        We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of our issued and outstanding shares entitled to vote are present in person or by proxy at the annual meeting. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes “for” or “against” and all votes to “abstain” will be counted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.” Shares represented by broker non-votes will be counted in determining whether there is a quorum.

How are votes counted?

•Stockholder voting generally. Each share of our common stock entitles the holder to one vote on all matters voted on at the annual meeting.

•Proposal One: Election of Directors. Our directors will be elected by a majority of the votes cast by the holders of shares of our common stock entitled to vote at the annual meeting. There is no cumulative voting with respect to the election of directors.

•Proposal Two: Ratification of the Appointment of Crowe LLP. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2022 requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

•Proposal Three: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. Approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

How are votes, abstentions and broker non-votes treated?

With respect to each proposal, you may vote “FOR” or “AGAINST” the proposals, or you may “ABSTAIN” from voting on the proposals.

Proposal One: Election of Directors. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposal One.

Proposal Two: Ratification of the Appointment of Crowe LLP. Abstentions will have the same effect as a vote AGAINST Proposal Two. A broker or other nominee may generally vote only on routine matters and therefore no broker non-votes are expected in connection with Proposal Two.

Proposal Three: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. Abstentions will have the same effect as a vote AGAINST Proposal Four. Broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to Proposal Three.

How can I revoke my proxy?

If you are a stockholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

•signing, dating and returning another proxy with a later date;

•submitting a proxy via the Internet with a later date; or

•attending the meeting and voting via the Internet during the live audio webcast of the meeting.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

How will we solicit proxies, and who will pay for the cost of the solicitation?

We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

Who will count the vote?

    At the meeting, the voting results will be tabulated and certified by American Stock Transfer & Trust Company LLC. It is expected that a representative of American Stock Transfer & Trust Company LLC, an independent inspector of election, or a representative of the Company will sign an oath to faithfully execute with impartiality the duties of inspector, which will include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the presence of a quorum and the validity and effect of the proxies.

What happens if the meeting is postponed or adjourned?

Your proxy will remain valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

How can a stockholder propose business to be brought before next year’s annual meeting?

Any stockholder desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) in our 2023 proxy statement for action at our 2023 annual meeting must deliver the proposal to our executive offices no later than November 21, 2022, unless the date of our 2023 annual meeting is more than 30 days before or after April 27, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2023 proxy statement.

Under our Bylaws, which we refer to herein as our bylaws, stockholder proposals not intended for inclusion in our 2023 annual meeting proxy statement pursuant to Rule 14a-8 but intended to be raised at our 2023 annual meeting, including nominations for election of directors other than the Board of Directors’ nominees, must be received no earlier than 120 days and no later than 90 days prior to the first anniversary of the 2022 annual meeting and must comply with the procedural, informational and other requirements outlined in our bylaws. To be timely for the 2023 annual meeting, a stockholder proposal must be delivered to the Secretary of the Company, at 275 Seventh Avenue, New York, New York 10001, no earlier than December 28, 2022 and no later than January 27, 2023.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting stockholder proposals, stockholders should refer to our bylaws.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our bylaws provide for a Board of Directors consisting of not fewer than seven nor more than 21 individuals with the exact number to be fixed by the Board of Directors. Our Board of Directors has fixed the number of directors constituting the entire board at 12.

We entered into separate agreements with the following parties upon the consummation of our initial public offering on August 13, 2018:

•Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. (the “Yucaipa Funds”); and

•Workers United and numerous joint boards, locals or similar organizations authorized under the constitution of Workers United (the “Workers United Related Parties”).

Under these agreements, the Yucaipa Funds and the Workers United Related Parties have the right to designate representatives to our Board of Directors. For further detail on these director nomination rights, see “Certain Relationships and Related Party Transactions.”

The Workers United Related Parties have designated Maryann Bruce, Lynne P. Fox, Julie Kelly, and Edgar Romney Sr. to serve on our Board of Directors.

The Yucaipa Funds has designated Stephen R. Sleigh to serve on our Board of Directors.

Biographical Information for Each Nominee for Director

If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2023 annual meeting of stockholders or until each person’s successor is duly elected and qualified. Each nominee has consented to being named as a nominee and agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees. Information about each of the director nominees is provided below. Each director is currently serving as a director of the Company.

Lynne P. Fox
Age 64
Director

Lynne P. Fox has served as Chair of our Board of Directors since May 2016, and has been a member of our Board of Directors since February 2000. Ms. Fox is an attorney and is the elected President and Chair of the General Executive Board of Workers United, a position she has held since May 2016. Prior to that, she served as an Executive VP of Workers United from March 2009 to May 2016. She is also the elected Manager of the Philadelphia Joint Board of Workers United (and its predecessor labor organizations), a position she has held since December 1999. She is a Vice President of the Service Employees International Union. She is responsible for overseeing a $5 million budget, strategic planning, and for representing approximately 75,000 members in the U.S. and Canada. She has served as chief labor negotiator for innumerable collective bargaining agreements that, among other things, provide for health and pension benefits, and has responsibility for oversight of the investigation and processing of labor grievances. Ms. Fox serves as Chair of the Amalgamated Life Insurance Company, Chair of the Consolidated Retirement Fund, Chair of the Sidney Hillman Medical Center in Philadelphia, President of the Sidney Hillman Medical Center Apartments for the Elderly, Inc. in Philadelphia and is a member of the Economic and Community Advisory Council of the Federal Reserve Bank of Philadelphia and the Philadelphia Airport Advisory Board. She previously was the Chair of the Investment Committee of the National Retirement Fund from 2016 to 2018 and is now the Secretary of the National Retirement Fund. She is President Emeritus of the Philadelphia Jewish Labor Committee, and Chair of the John Fox Scholarship Fund in Philadelphia. She also served as a Board member for the State Employee Retirement System in Pennsylvania from 2006 to 2011, which is a $28.3 billion fund. She also serves as Chair and trustee on various other insurance and employee benefit funds. Ms. Fox brings to the Board an intimate understanding of the Bank’s business, organization, and mission, as well as substantial leadership ability, Board and management experience, all of which qualify her to serve on the Board of Directors.

Priscilla Sims Brown
Age 64
President and Chief Executive Officer
Director

Priscilla Sims Brown has served as our President and Chief Executive Officer and on our Board of Directors since June 2021. Ms. Brown is a multi-national board director and C-suite executive with 30 years of financial services experience. Prior to joining, she was the Group Executive for Marketing and Corporate Affairs at Commonwealth Bank of Australia, where she focused on rebuilding trust and pride in the bank with direct responsibility for end-to-end marketing, branding, stakeholder insights, government and public affairs, and environment and social policy. From October 2017 to July 2019, she served as Chief Executive Officer of Emerge.me, a digital health insurance broker, and advisor to several digital startups. From September 2016 to September 2017, Ms. Brown was an independent consultant advising entrepreneurs and nonprofits. Prior to Commonwealth Bank of Australia, Ms. Brown held senior positions at AXA Financial, Inc., Sun Life Financial, and Lincoln Financial Group. She was a member of the AXA Financial US Executive Committee, serving as Chief Marketing Officer ("CMO"), where she directed all aspects of US marketing and led global digital marketing initiatives. Prior to AXA Financial, Ms. Brown served as CMO at AmeriHealth/Caritas, where she developed a new go-to-market strategy for the largest Blue Cross/Blue Shield Medicaid company in response to the Affordable Care Act. At Sun Life, Ms. Brown served as CMO and Chief Strategist, where she negotiated and managed Sun Life Stadium naming rights, Pro Bowl, Super Bowl and other major events with the Miami Dolphins NFL football team. During her 18-year tenure at Lincoln Financial Group, Ms. Brown held numerous leadership positions where she integrated acquired companies, established new businesses and led the consumer brand. She established the firm’s first investment management profit center, targeting midsized insurance companies. She also started and chaired Lincoln’s first family of standalone mutual funds and served as president of the broker-dealer. Ms. Brown also led the investor relations function, before expanding her responsibilities to include corporate and strategic marketing. Prior to joining us, she served as a member of the Board of Trustees of Teachers Insurance and Annuity Association of America (“TIAA”), a US Fortune 100 financial services firm with over $1.2 trillion in assets under management. She served on the TIAA Investment, Nominating and Governance, and Corporate Governance and Social Responsibility committees, as well as Trustee and CEO selection subcommittees. Ms. Brown’s personal and professional experiences have enabled her to reach across cultural boundaries to ensure collaboration among diverse teams and drive successful outcomes for organizations.

Donald E. Bouffard Jr.
Age 77
Director

Donald E. Bouffard has served on our Board of Directors since February 2012. Mr. Bouffard is a Certified Public Accountant who spent 34 years with Crowe LLP, a public accounting and consulting firm, until he retired in 2009. While at Crowe, he served as an external audit partner for 28 years in the Financial Institutions Group where he worked with more than 100 financial institution clients, both public and private, primarily serving as external auditor, but also providing services related to mergers and acquisitions, management succession planning, strategic planning and SEC reporting. Mr. Bouffard served on Crowe’s Executive Committee for ten years. He served on the Board of Directors and was Chair of the Audit Committee of Wilmington Savings Bank, Wilmington, Ohio, a private bank, from 2011 to 2019, and previously served on the Board of Directors of the Notre Dame National Monogram Club and was Chair of the Boland-Brennan-Riehle Committee, which oversees a $6 million scholarship fund for children of former Notre Dame athletes. Mr. Bouffard is a member of the American Institute of Certified Public Accountants, the Ohio Society of Certified Public Accountants, and he previously served as a member of the American Institute of Certified Public Accountants Savings and Loan Committee. Mr. Bouffard’s leadership experience, accounting knowledge and business experience qualify him to serve on our Board of Directors and enhance his ability to contribute as a Director.

Maryann Bruce
Age 61
Director

Maryann Bruce joined our Board of Directors in August 2018, after a greater than 30-year career in the financial services industry. In acknowledgment of her leadership and expertise, Ms. Bruce was honored by Directors & Boards as one of 20 accomplished female board members in Directors to Watch and by US Banker appearing on

“The 25 Most Powerful Women in Banking” list. Formerly, she was an independent director of MBIA (NYSE: MBI) serving on the Audit & Compliance and Compensation & Governance Committees, an independent director and Chair of the Compensation Committee of Atlanta Life Financial Group, a private company, and a Trustee of both the Allianz Global Investors and PNC Funds. Since October 2007, Ms. Bruce has been President of Turnberry Advisory Group, a private consulting firm. From December 2008 to July 2010, she was President of Aquila Distributors, Inc., a subsidiary of Aquila Investment Management LLC, a boutique asset manager. Prior to that, from September 1999 to June 2007, she was President of Evergreen Investments Services, Inc., an investment management and diversified financial services business and subsidiary of Wachovia (now Wells Fargo and Company). Ms. Bruce is the Chair of the Board of Wrestle Like A Girl, Chair-Elect of the C200 Foundation, a women’s executive leadership association, an advisory board member of RealBlocks, a FinTech company, an advisory board member of Divershefy, a global women’s leadership organization, and a founder of the National Association of Corporate Directors’ Carolinas Chapter. Ms. Bruce earned the CERT Certificate in Cybersecurity Oversight from NACD and the Software Engineering Institute of Carnegie Mellon University, demonstrating her commitment to advanced understanding of the role of the Board and management in cyber-risk oversight. Ms. Bruce has extensive executive leadership and corporate governance experience with functional expertise in strategy, sales and distribution, marketing, product development, client service, risk management, and regulatory oversight. Her deep understanding of starting, growing, and scaling businesses, coupled with her keen perspective of the financial markets brings a wealth of practical knowledge and a unique and valued point-of-view as a Director.

Mark A. Finser
Age 62
Director

Mark A. Finser has served on our Board of Directors since May 2018. Mr. Finser was a founding member of New Resource Bank and served as its Chair until our acquisition of New Resource Bank in 2018. Mr. Finser started his career in social finance in 1984 as a founder of RSF Social Finance (“RSF”), an organization focused on developing innovative social finance tools to serve the unmet needs of clients and partners. He served as President and Chief Executive Officer of RSF until 2007, during which time he led the growth of the organization’s assets to $120 million. In 2007, he transitioned to Chairman of the Board of Trustees of RSF and served in that role until 2018. As an active member of the social finance community, Mr. Finser has served on several boards, including B Lab, Yggdrasil Land Foundation, and Gaia Herbs. Mr. Finser also works with high net worth individuals and families to develop a strategy to align financial resources with personal values. As part of this work, Mr. Finser serves as an independent trustee for families and multigenerational beneficiaries. Mr. Finser’s extensive business experience, including his experience as a bank director, and knowledge of our mission and markets that we serve qualify him to serve on our Board of Directors and enhance his ability to contribute as a Director.

Darrell Jackson
Age 63
Director

Darrell Jackson has served on our Board of Directors since August 2021. Mr. Jackson brings an extensive background driving growth and operational initiatives for financial services providers throughout the US. In his 30+ years in the financial sector, he has held leadership positions such as President, CEO and Board Director with consistent success in creating innovative business strategies. Since April 2020, Mr. Jackson has served as one of three outside directors for Gray-Scott-Bowen, a professional consulting firm specializing in the delivery of transportation projects in the Greater Bay Area of California. From November 2016 until July 2018, Mr. Jackson served as one of four outside directors for Delaware Place Bank and its holding company in Chicago and as Chair of the Executive Loan Committee. Prior to this, Mr. Jackson held the position of President, CEO and inside director for Seaway Bank and Trust in Chicago from 2014 to 2015. Previously he held several management positions at The Northern Trust Corporation from 1995 to 2014, concluding his tenure with the position of Executive President and Co-President of Wealth Management – Illinois. Mr. Jackson has also served as Chairman of the Board, Chairman of Audit, Finance, Governance and Management Development & Compensation committees for several high-profile non-profit organizations. In addition to his corporate governance expertise, Mr. Jackson’s extensive executive leadership experience and experience as a bank director qualifies him to serve on our Board of Directors and provide valuable perspectives to our discussions and oversight of the Bank.

Julie Kelly
Age 55
Director

Julie Kelly has served on our Board of Directors since April 2010. Ms. Kelly is the General Manager of the New York New Jersey Regional Joint Board of Workers United and an International Vice President and member of the

General Executive Board of Workers United, positions she has held since 2010. She has worked in the labor movement since 1989 and has been with Workers United and its predecessor organizations in a number of capacities since 2000. Ms. Kelly is President of the New York New Jersey Regional Joint Board Holding Company, Inc., a director of Amalgamated Life Insurance Company, and a trustee of the Amalgamated National Health Fund, Amalgamated Retail Retirement Fund, Consolidated Retirement Fund, the National Retirement Fund and the Union Health Center. She also served as former President of the Clothing Workers Center, a historic organization that has provided a home for tens of thousands of ACTWU workers for over a century. During her tenure as a Director for over ten years, Ms. Kelly has developed knowledge of the Bank’s business, history, organization, mission, and executive management, which qualify her to serve on the Board of Directors and enhance her ability to contribute as a Director.

JoAnn Lilek
Age 65
Director

JoAnn Lilek has served on our Board of Directors since April 2021. Ms. Lilek has more than 30 years’ combined experience as a Chief Financial Officer and operations leader in consulting, commercial banking, and supply chain management. Ms. Lilek currently serves as an independent Trustee and Audit Committee Chair of the Datum One Series Trust, a series of mutual funds. From 2010 to 2018, she served as Chief Financial Officer and Chief Operating Officer of Accretive Solutions, Inc., a private equity owned company. From 2008 to 2010, Ms. Lilek served as Executive Vice-President, Chief Financial Officer and Corporate Secretary of Midwest Banc Holdings, Inc. (NASDAQ: MBHI) where she was part of the turnaround team commissioned to recapitalize its subsidiary, Midwest Bank, during the global financial crisis of 2008. From 2001 to 2008, Ms. Lilek was Chief Financial Officer for DSC Logistics (DSC), a well-known, privately held national provider of third-party logistics and supply chain management services. Prior to DSC, Ms. Lilek had a 23-year career in financial leadership at ABN Amro North America. She played an instrumental role in ABN Amro North America’s growth to become the largest foreign bank in the United States. She held the positions of Group Senior Vice-President and Corporate Controller for North America from 1991 to 1999 and Executive Vice-President and Chief Financial Officer Wholesale Banking for North America from 1999 to 2000. She served as a board member of the Hinsdale Bank and Trust Company, a subsidiary of Wintrust Corporation (NASDAQ: WTFC), from 2011 to 2016 where she also served as Audit Committee Chair and as a credit and risk management committee member. In addition, from 2005 to 2009, she served as board Chair for the Lou Holland Trust Mutual Fund. She has 14 years of board service at the YWCA Metropolitan Chicago, including board President and Treasurer. She currently serves on the advisory board of Milton’s Distributing and Gordon Logistics, jointly managed private family business entities. Both Directors & Boards in 2007 and Private Company Director in 2019 highlighted Ms. Lilek’s accomplishments in their “Directors to Watch” articles. She is a Founding Member of the Private Directors Association and a member of the National Association of Corporate Directors and Women Corporate Directors. In addition to her corporate governance expertise, Ms. Lilek’s extensive executive leadership experience in commercial banks and middle market companies qualifies her to serve on our Board of Directors and provide valuable perspectives to our discussions and oversight of the Bank.

John McDonagh
Age 71
Director

John McDonagh has served on our Board of Directors since January 2013. Mr. McDonagh retired from JPMorgan Chase Bank N.A. (together with its predecessor organizations, “JPM”) in February 2011 as a Managing Director of JPM’s Global Special Credit Group, having served in various credit capacities at JPM over a career spanning approximately 38 years, including as a division executive for Chase Real Estate Department and as a director for Chase Bank of Florida. In his final position at JPM, which he occupied from 1998 until his retirement, Mr. McDonagh was responsible for, among other things, the restructuring of large corporate credits, usually over $1.0 billion and involving borrowers in various industries. From 2009 until his retirement, Mr. McDonagh also served on JPM’s bank-wide management Real Estate Committee. From 2003 through his retirement, he also served on the Management Committee responsible for reviewing the warehouse position of JPM’s Commercial Mortgage Securitization Group. Before that, he served on JPM’s Fund Performance Review Committee investigating performance of investments sold to pension funds from 1996 until 1998. Mr. McDonagh’s extensive business and banking experience and knowledge of credit markets qualify him to serve on our Board of Directors and enhance his ability to contribute as a Director.

Robert G. Romasco
Age 74
Director

Robert G. Romasco has served on our Board of Directors since September 2014. Mr. Romasco served as President, and chief volunteer spokesperson, of AARP from 2012 until 2014, and served on AARP’s Board of Directors from

2006 until 2014, where he served as AARP’s Secretary-Treasurer; Chair of the board’s Audit & Finance Committee; and Chair of the National Policy Council. Before that, Mr. Romasco served as Senior Vice President of customer, distribution, and new business development for QVC, Inc. from November 2005 until June 2006. Before joining QVC, he served as Executive Vice President and Chief Marketing Officer of CIGNA Corp. where he was responsible for driving marketing and distribution leverage across four independent business units. Before CIGNA Corp. and QVC, Mr. Romasco served as Chief Executive Officer of J.C. Penney Direct Marketing Services, a $1 billon insurance company where he led a return to profitable growth, prepared for the successful sale of the division while providing the workforce with performance bonuses and severance protection; Senior Vice President of American Century Investments; Director of Strategic Customer Development for Corporate Decisions Inc.; and as Chief Financial Officer of Epsilon, a pioneer in the database marketing industry. Mr. Romasco has served on the advisory board of the Eugene Bay Foundation, which makes grants to community-building organizations in Philadelphia. He served as an advisory board member of Eastwood, Inc., a privately held leader in direct marketed auto restoration components, from April 2005 until April 2019. Mr. Romasco’s business experience provides him with an appreciation of markets that we serve, and his leadership experiences provide him with insights regarding product management and retail marketing, each of which qualify him to serve on our Board of Directors.

Edgar Romney Sr.
Age 79
Director

Edgar Romney Sr. has served on our Board of Directors since July 1995. Mr. Romney Sr. briefly became President of Workers United upon its formation in March 2009 and has been its Secretary-Treasurer since July 2009. He is also a member of the General Executive Board of Workers United and Vice President of Service Employees International Union, positions he has held since September 2009. Mr. Romney Sr. joined the former International Ladies’ Garment Workers’ Union (ILGWU) in 1962 as a shipping clerk. He later became an Organizer and Business Agent with Local 99 ILGWU and, in 1976, was asked to serve as Director of Organization for the largest ILGWU affiliate – Local 23-25. Two years later, he was elected Assistant Manager of Local 23-25, and in 1983, became the local’s Manager-Secretary and an ILGWU Vice President. Mr. Romney Sr. served as Manager-Secretary of Local 23-25 until 2004, when he became Manager of the New York Metropolitan Area Joint Board, formed by the consolidation of the five local unions that represent apparel workers in the New York area. In 1989, Mr. Romney Sr. was elected ILGWU Executive Vice President, becoming the first African-American to hold that position, and in 1995, he became Executive Vice President of UNITE – the union that grew out of the merger of the ILGWU and ACTWU. He was elected to the position of Secretary-Treasurer of UNITE in 2003. With the merger of UNITE and HERE in 2004, Mr. Romney Sr. became Executive Vice President of UNITE HERE, a position he held until the separation of UNITE and HERE in 2009. Mr. Romney Sr. also served as Secretary-Treasurer of the Change to Win Coalition from September 2003 until 2009. He was Co-Chair of the Garment Industry Day Care Center of Chinatown and Secretary-Treasurer of the Garment Industry Development Corporation. He continues to serve on numerous boards of directors and is National Secretary of the A. Philip Randolph Institute; Vice President of IndustriALL and the New York State AFL-CIO; and an executive board member of the New York City Central Labor Council and the Workmen’s Circle. Mr. Romney Sr. is also a director of Amalgamated Life Insurance Company, a board member of the Sidney Hillman Foundation, and a trustee of each of the Consolidated Retirement Fund and the National Retirement Fund. Mr. Romney Sr. is the father of Mr. Romney Jr., who is a Senior Vice President and our Northeast Regional Director. Mr. Romney Sr. brings to the board an intimate understanding of the Bank’s business, mission and organization, as well as substantial leadership ability, all of which qualify him to serve on our Board of Directors.

Stephen R. Sleigh
Age 66
Director

Stephen R. Sleigh has served on our Board of Directors since March 2015. In March 2015, he started a consulting business, Sleigh Strategy LLC, to provide strategic advice aligning business and workforce interests. Mr. Sleigh previously was the Director of the International Association of Machinists National Pension Fund from April 2011 to March 2015, and was the Director of Strategic Resources for the International Association of Machinists, a position he held from September 1994 until September 2006. He also served as a Partner at The Yucaipa Companies, LLC from September 2006 until March 2011. Before that, he worked as Research Director of the International Brotherhood of Teamsters and Deputy Director of the Center for Labor-Management Policy Studies. Mr. Sleigh is a current member and past President of the Labor and Employment Relations Association. He has served as a director of the Baltimore Branch of the Federal Reserve Bank of Richmond, appointed by the Federal Reserve Board of Governors. Mr. Sleigh is the author of two books, On Deadline (1998) and Economic Restructuring and Emerging Patterns of Industrial Relations (1993). Mr. Sleigh serves as the Director representative for the investment funds affiliated with The Yucaipa Companies, LLC, pursuant to such funds’ contractual director nomination right. Mr. Sleigh brings to the board an overall institutional knowledge of the Bank’s business, banking industry expertise, and leadership experience, all of which qualify him to serve on our Board of Directors.

The Board of Directors recommends a vote FOR each of the above nominees.

Biographical Information for Our Executive Officers Who are Not Directors
Biographical information for each of our executive officers is provided below (other than Ms. Brown). Because Ms. Brown also serves on our Board of Directors, we have provided her biographical information above with our other directors.

Jason Darby
Age 50
Senior Executive Vice President and Chief Financial Officer

Jason Darby has served as our Chief Financial Officer since May 2021, as our Chief Accounting Officer and Controller and as Executive Vice President since February 2018, and previously served as our Controller and Senior Vice President from July 2015 until February 2018. Before that, he served as Managing Director of Commercial Business Banking for Capital One Financial from July 2012 until June 2015. From 1993 until June 2012, Mr. Darby was an Executive Vice President in charge of sales and marketing at Esquire Bank and, before that, he spent nine years at North Fork Bank/Capital One Financial in various positions in operations and finance. Additionally, Mr. Darby spent five years at KPMG and two years at American Express. Mr. Darby is a licensed CPA in New York and holds a bachelor’s degree in accounting from St. Bonaventure University as well as an M.B.A. from the University of Pittsburgh.

Martin Murrell
Age 59
Senior Executive Vice President and Chief Operating Officer

Martin Murrell has served as our Chief Operating Officer and as our Senior Executive Vice President, Consumer Banking since April 2017. He joined us in our Washington D.C. office in April 2016 as our Executive Vice President and Head of Consumer Banking. Mr. Murrell has over 15 years of experience in the design, implementation and management of consumer digital financial services. From November 2007 until April 2016, Mr. Murrell held various positions at American Express, including Head of Direct Deposits—where he was responsible for launching and leading the personal savings direct deposit business, VP Strategic Planning Group, and Vice President of Enterprise Strategic Initiatives. Before his time at American Express, he was a Vice President with Capital One Financial, where he launched its first online direct savings product, led an internal team focused on enhancing customer experience, and developed a number of secure consumer online payment systems. Mr. Murrell holds a Ph.D. in Nuclear Physics from The Queen’s College, University of Oxford, and a bachelor’s degree in Physics from the University of Durham.

Sam Brown
Age 40
Executive Vice President and Director of Commercial Banking

Sam Brown joined us as Executive Vice President, Business Development in December 2014. In December 2015, Mr. Brown became our Executive Vice President, Director of Commercial Banking. Prior to joining us, Mr. Brown served as Director of the White House Business Council in the White House’s Office of Public Engagement, a position he held from 2013 to 2014. As President Barack H. Obama’s liaison to the private sector, Mr. Brown worked on economic policies to help America’s working families and businesses succeed. Before leading the Business Council, Mr. Brown held various positions between 2007 and 2012 serving President Obama. Mr. Brown also served as the founding Chief Operating Officer of Organizing for Action and Finance Chief of Staff for the Obama-Biden 2012 campaign. Mr. Brown holds a bachelor’s degree from University of Southern California.

Frank DeMaria
Age 33
Senior Vice President and Chief Accounting Officer

Frank DeMaria has served as our Senior Vice President and Chief Accounting Officer since July 2021. Previously, he served as Senior Manager in KPMG LLP’s New York Financial Services Audit Practice from October 2019 until July 2021. Prior to that, Mr. DeMaria spent seven years holding various positions in KPMG LLP’s New York Financial Services Audit Practice serving dozens of financial institutions, both public and private, as external auditor and providing services related to mergers and acquisitions and SEC reporting. Mr. DeMaria is a licensed CPA in New York and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. DeMaria holds a bachelor’s degree in accounting as well as an M.B.A. for Accountants from Marist College.

Bruce Rucinski
Age 50
Executive Vice President and Chief Information Officer

Mr. Rucinski joined us in 2018 serving as the Chief Technology Officer overseeing the evolution of the Bank’s technology environment. In April 2021, Mr. Rucinski was promoted to Executive Vice President and Chief Information Officer. Mr. Rucinski is an experienced IT leader who brings 30+ years of experience with the majority of his career spent in financial services. Before joining us, Mr. Rucinski spent over 10 years at CIT and additional 10+ years at Citibank. Mr. Rucinski held various positions at CIT where he was accountable for advancing the firms’ internet capabilities and overarching technology environment. During his tenure at Citibank, Mr. Rucinski was a senior technology executive accountable for driving global technology transformation and optimization. Possessing deep technical knowledge, cyber security expertise and broad industry experience, Mr. Rucinski has led key transformation programs throughout his career assisting companies with maximizing technology investments, driving optimization and leveraging technology as a competitive advantage.

Sean Searby
Age 40
Executive Vice President of Operations and Program Management
Sean Searby has served as our Executive Vice President, Operations and Program Management since 2020. Prior to that, he served as the Director of Product Management from 2018 to 2020, and as the Director of Product & Client Services within Commercial Banking from 2015 to 2018. Before joining us, Mr. Searby worked in Global Transaction Banking at HSBC on the USD Clearing Team, providing foreign financial institutions and multinational corporations access to the USD market. Before HSBC, Mr. Searby was in the Strategic Planning Group at Cathay Bank. Earlier in his career, he held a number of positions in Operations and Cash Management.

Mandy Tenner
Age: 42
Senior Vice President and Deputy General Counsel, Executive Vice President and General Counsel as of April 1, 2022

Mandy Tenner has served as our Executive Vice President and General Counsel since April 1, 2022. Before that she served as our Deputy General Counsel from April 2018 to April 2022, and as our Assistant General Counsel from April 2016 until April 2018. Before joining us, she served as counsel for ContourGlobal, a global power company from November 2010 to March 2016. Earlier in her career, she worked at Guggenheim Partners in their Leveraged Debt Group. She holds a bachelor’s degree in History and Political Science from Brandeis University, an M.A. in French from Middlebury College, and a J.D. degree from Brooklyn Law School.

Sherry Williams
Age 60
Executive Vice President and Chief Risk Officer

Dr. Sherry Williams joined in August 2018 as the Company’s Chief Audit Executive. In February 2022, we appointed her as our Chief Risk Officer. Dr. Williams’ career has spanned over 30 years and includes financial services audit, technology, accounting, and risk management. Before joining the Bank, Dr. Williams was a Director of Risk Assurance at PricewaterhouseCoopers for six years where she led teams in the delivery of risk and control services to large global banking institutions. She also held various leadership roles at SunTrust Bank in Internal Audit and Risk Management over a 10-year period from 2003 to 2013. Dr. Williams holds a Doctorate in Business Administration from Temple University’s Fox School of Business. Her dissertation in financial inclusion is entitled “Closing the Financial Inclusion Gap by Understanding What Factors Drive Consumer Selection of Financial Service Providers”. She is also a Certified Public Accountant (CPA) licensed in the states of New York and Georgia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 9, 2022, the record date:

•each person known to us to be the beneficial owner of more than 5% of our common stock;

•each Named Executive Officer;

•each of our directors;

•each of our director nominees; and

•all of our executive officers and directors as a group.

Unless otherwise noted in the footnotes below, the address of each beneficial owner listed in the table is c/o Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 31,115,103 shares of our common stock outstanding as of March 9, 2022.

    In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 9, 2022. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers, Directors, and Director Nominees
Priscilla Sims Brown(1)	—	*
Jason Darby(2)(3)	50,502	*
Sam Brown(4)	155,400	*
Lynne P. Fox(5)	31,785	*
Keith Mestrich(6)	—	*
Donald E. Bouffard Jr.(7)	38,385	*
Maryann Bruce	12,582	*
Patricia Diaz Dennis	8,025	*
Robert C. Dinerstein(8)	38,185	*
Mark A. Finser	31,665	*
JoAnn S. Lilek	2,422	*
Darrell Jackson	—	—
Julie Kelly(9)	25,385	*
John McDonagh(10)	40,185	*
Robert G. Romasco(11)	38,685	*
Edgar Romney Sr.(12)	28,085	*
Stephen R. Sleigh(13)	26,085	*
All directors and executive officers as a group (23 persons)	661,092	2.12%

Greater than 5% Stockholders
Workers United Related Parties(14)	12,693,603	40.80%
Investment funds affiliated with The Yucaipa Companies, LLC(15)	3,794,980	12.20%
Adage Capital Partners L.P.(15)	1,743,427	5.60%
* Represents less than 1% of total outstanding shares, including exercisable options.

(1)Effective June 1, 2021, Ms. Brown was appointed President and Chief Executive Officer and Director of the Company and the Bank.
(2)Effective May 26, 2021, Mr. Darby was appointed Chief Financial Officer of the Company and the Bank. Prior to that, effective April 24, 2021, Mr. Darby was appointed Interim Chief Financial Officer of the Company and the Bank.
(3)Includes currently exercisable options to purchase 37,840 shares of our common stock.
(4)Includes currently exercisable options to purchase 145,660 shares of our common stock.
(5)Includes currently exercisable options to purchase 23,660 shares of our common stock.
(6)Mr. Mestrich resigned from his positions as President and Chief Executive Officer of the Company and the Bank effective January 31, 2021.
(7)Includes currently exercisable options to purchase 30,360 shares of our common stock.
(8)Includes currently exercisable options to purchase 30,360 shares of our common stock.
(9)Includes currently exercisable options to purchase 18,260 shares of our common stock. Director Kelly disclaims beneficial ownership for 300 shares of our common stock owned by her spouse.
(10)Includes currently exercisable options to purchase 30,360 shares of our common stock.
(11)Includes currently exercisable options to purchase 30,360 shares of our common stock.
(12)Includes currently exercisable options to purchase 18,260 shares of our common stock.
(13)Includes currently exercisable options to purchase 18,260 shares of our common stock.

(14)Workers United is a registered bank holding company. The Workers United Related Parties, which includes Workers United and certain joint boards, locals or similar organizations authorized under the constitution of Workers United, entered into an Ownership Agreement among themselves, pursuant to which they agreed not to transfer any of their common stock unless the transfer complies with the 2018 Investor Rights Agreement. Pursuant to the Ownership Agreement, the Workers United Related Parties also agreed that, before offering any of their common stock to an unaffiliated third party, they will first offer the other Workers United Related Parties the opportunity to purchase such shares. See “Certain Relationships and Related Party Transactions.” Based solely on the Schedule 13G filed on February 14, 2019 by the Workers United Related Parties, each party thereto reported sole voting power and sole dispositive power of the following shares of our common stock: Workers United—7,990,349.86 shares; Chicago & Midwest Regional Joint Board, Workers United—479,567 shares; Laundry, Distribution & Food Service Joint Board, Workers United—281,583.12 shares; Local 50, Workers United—114,600 shares; Mid-Atlantic Regional Joint Board, Workers United—264,939.14 shares; New York Metropolitan Area Joint Board, Workers United—85,908.92 shares; New York-New Jersey Regional Joint Board, Workers United —1,630,806.40 shares; Pennsylvania Joint Board Workers United, SEIU—374,517.82 shares; Philadelphia Joint Board, Workers United—523,022 shares; Rochester Regional Joint Board Fund for the Future— 132,580 shares; Rochester Regional Joint Board, Workers United—519,132.96 shares; Southern Regional Joint Board, Workers United—149,794.78 shares; Western States Regional Joint Board, Workers United—119,380 shares; and Workers United Canada Council—27,421.98 shares. The address for the United Workers Related Parties is 22 South 22nd Street, Philadelphia, Pennsylvania 19103.
(15)Includes Yucaipa Corporate Initiatives Fund II, L.P., and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P., which are both private equity funds affiliated with The Yucaipa Companies, LLC. Ronald W. Burkle indirectly controls both Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. and their general partner. As a result, Mr. Burkle may be deemed to have voting and dispositive power with respect to the shares of our common stock owned by Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. and therefore may be deemed to be the beneficial owner of such shares; however, Mr. Burkle disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. is 9130 W. Sunset Blvd., Los Angeles, California 90069.
(16)According to a Schedule 13G/A filed with the SEC on February 10, 2022, each of Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross share voting and dispositive power with regard to 1,743,427 shares of our common stock. The address of each reporting person is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY

Introduction

    Our Directors meet regularly to review our operations and discuss our business plans and strategies. Our full Board of Directors met 21 times in 2021. During 2021, each Director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board on which he or she served. At our 2021 annual meeting, all of our Directors were in virtual attendance. We expect each Director to attend our annual meetings of stockholders, although we recognize that conflicts may occasionally arise that will prevent a Director from attending an annual meeting.

Director Independence

Under the rules of Nasdaq, independent directors must constitute a majority of a listed company’s Board of Directors. A director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board currently has 14 members consisting of Ms. Brown (the President and Chief Executive Officer of the Company) five Directors (Ms. Fox, Ms. Kelly, and Mr. Romney Sr. and two independent Directors, Ms. Bruce and Ms. Diaz Dennis) designated by Workers United, one Director designated by the Yucaipa Funds (Mr. Sleigh), Mr. Finser (the former chair of New Resource Bank’s Board of Directors), and our other six existing independent Directors (Mr. Bouffard, Mr. Dinerstein, Mr. McDonagh, Mr. Jackson, Ms. Lilek and Mr. Romasco). Mr. Dinerstein is not seeking re-election due to our ten year term limit for Directors, and Ms. Diaz Dennis advised us on October 13, 2021 that she would not stand for re-election. As a result, on March 8, 2022, our Board of Directors resolved to reduce the size of the Board of Directors to 12 on the date of the annual meeting.

Our Board of Directors has evaluated the independence of each Director nominee based on the independence criteria under Nasdaq rules and has determined that each of Mr. Bouffard, Ms. Bruce, Mr. Finser, Mr. Jackson, Ms. Lilek, Mr. McDonagh, Mr. Romasco, and Mr. Sleigh is an independent Director.

As part of this evaluation, our Board of Directors considered the current and prior relationships that each independent Director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each independent Director, and the matters discussed under “Certain Relationships and Related Party Transactions.”

Our Board of Directors determined that the following Directors are not independent: Ms. Fox, Ms. Brown, Ms. Kelly, and Mr. Romney Sr.

Board Diversity Disclosure

In accordance with the Nasdaq Listing Rule 5606, each Nasdaq-listed company must annually disclose information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the Board of Directors based upon such information voluntarily provided by each director.

Board Diversity Matrix (As of March 21, 2022)
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	6	8	—	—
Part II: Demographic Background
African American or Black	1	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Family Relationships

Edgar Romney Sr., one of our Directors, is the father of Edgar Romney Jr., a Senior Vice President and Northeast Regional Director of the Bank.

Meetings and Committees of the Board of Directors

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include, among others, the Audit Committee, Compensation and Human Resources Committee, Governance and Nominating Committee, Executive and Corporate Social Responsibility Committee, Credit Policy Committee, Enterprise Risk Oversight Committee, and Trust Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The current composition and responsibilities of each committee are described below. Members will serve on these committees so long as they are a member of the Board of Directors until their resignation or until otherwise determined by our Board of Directors.

Current Director Committee Assignments

Director	Executive and Corporate Social Responsibility	Audit	Compensation and Human Resources	Governance and Nominating	Enterprise Risk Oversight	Trust	Credit Policy
Lynne P. Fox	• Chair
Priscilla Sims Brown	•
Donald E. Bouffard Jr.	•	• Chair		•
Maryann Bruce		•			•
Patricia Diaz Dennis	•		• Chair	•
Robert C. Dinerstein	•	•			• Chair
Mark A. Finser				•		•
Darrell Jackson						•	•
JoAnn S. Lilek		•			•
Julie Kelly					•	•
John McDonagh	•		•				• Chair
Robert G. Romasco	•		•	• Chair
Edgar Romney Sr.	•					• Chair	•
Stephen R. Sleigh						•	•

Anticipated Director Committee Assignments After Annual Meeting

Assuming the re-election of each Director nominee, immediately following the Annual Meeting, the committee assignments will be as follows:

Director	Executive and Corporate Social Responsibility	Audit	Compensation and Human Resources	Governance and Nominating	Enterprise Risk Oversight	Trust	Credit Policy
Lynne P. Fox	• Chair
Donald E. Bouffard Jr.		•					•
Priscilla Sims Brown	•
Maryann Bruce	•	•			• Chair
Mark A. Finser	•		• Chair	•		•
Darrell Jackson	•			• Chair		•	•
JoAnn S. Lilek	•	• Chair			•
Julie Kelly					•	•
John McDonagh	•		•				• Chair
Robert G. Romasco	•		•	•
Edgar Romney Sr.	•					• Chair	•
Stephen R. Sleigh						•	•

Audit Committee

Our Audit Committee currently consists of Mr. Bouffard, Ms. Bruce, Ms. Lilek, and Mr. Dinerstein, with Mr. Bouffard serving as Chair. After the Annual Meeting, Mr. Dinerstein will no longer be a member of the Board of Directors or the Audit Committee. The Audit Committee met nine times during the 2021 fiscal year. Our Audit Committee performs the duties required of audit committees under 12 C.F.R. § 363.5 for insured depository institutions and under the Sarbanes-Oxley Act of 2002 (“SOX”). Our Audit Committee has responsibility for, among other things:

•selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•monitoring the internal controls over financial reporting and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•reviewing the adequacy and effectiveness of our internal control policies and procedures;

•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•preparing the Audit Committee report required by the Exchange Act rules to be included in our annual proxy statement; and

•oversight of our SOX compliance.

The rules of Nasdaq require our Audit Committee to be composed entirely of independent directors, subject to certain limited exceptions. Applicable FDIC regulations also require that our Audit Committee be composed of “outside directors who are independent of management.” Our Board of Directors has affirmatively determined that each of the current and aforementioned future members of our Audit Committee meet the definition of “independent directors” and “outside directors” under Nasdaq listing standards and FDIC regulations, respectively. In addition, as a bank holding company with more than $3 billion in assets, under applicable FDIC regulations, our Audit Committee includes members with banking or related financial management expertise, has access to its own outside counsel, and does not include any large customers of the Bank. Our Board of Directors also has determined that each of Mr. Bouffard and Ms. Lilek qualify as an “audit committee financial expert” as defined by Exchange Act rules.

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee (the “Compensation Committee”) currently consists of Ms. Diaz Dennis, Mr. McDonagh, and Mr. Romasco, with Ms. Diaz Dennis serving as Chair. After the Annual Meeting, the Chair of the Compensation Committee will be Mark Finser, and the other members will be Mr. Romasco and Mr. McDonagh. The Compensation Committee met five times during the 2021 fiscal year. The Compensation Committee is responsible for, among other things:

•reviewing and approving compensation of our executive officers including salary, long-term incentives, cash incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans;

•reviewing and recommending compensation policies and practices for our employees and considering whether risks arise from such policies and practices;

•reviewing the compensation of our non-employee directors and recommending any changes to the full board;

•reviewing and discussing annually with management any executive compensation disclosure required by Exchange Act rules;

•administering, reviewing and making recommendations with respect to our equity or long term compensation plans;

•oversight of the development of succession plans for our executive officers and their direct reports;

•oversight of our policies regarding employee engagement; and

•oversight of our diversity and inclusion program.

The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of our Board of Directors or officers to grant stock awards under our equity or long term incentive plans to persons who are not then subject to Section 16 of the Exchange Act. Delegation by the Compensation Committee to any subcommittee shall not limit or restrict the Compensation Committee on any matter so delegated, and, unless the Compensation Committee alters or terminates such delegation, any action by the Compensation Committee on any matter so delegated shall not limit or restrict future action by such subcommittee on such matters. The Compensation Committee has delegated authority to our President and Chief Executive Officer and Chief Financial Officer to grant, and designate recipients for, a limited number of awards under the Equity Plan, and to determine the number of shares issued to such recipient. The delegated authority covers only senior vice presidents who have exceeded certain performance expectations, high performers in critical roles, and spot-bonuses for retention efforts. The delegated authority is regularly monitored by the Compensation Committee.

Our Board of Directors has evaluated the independence of the current and aforementioned future members of our Compensation Committee and has determined that each member of our Compensation Committee meets the definition of an “independent director” under Nasdaq listing standards. Each member of our Compensation Committee also satisfies the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act, and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.
Role of Compensation Consultant

Our Compensation Committee retains, at our expense, independent consultants to assist it in executive compensation matters. The Compensation Committee retained Semler Brossy Consulting Group LLC (“Semler Brossy”) to assist it in executive compensation matters beginning in October 2018. Semler Brossy reports directly to the Compensation Committee and does not have any other consulting engagements with management or the Company. In considering the retention of Semler Brossy, the Compensation Committee assessed Semler Brossy’s independence in light of SEC rules and Nasdaq listing standards and determined that Semler Brossy was independent and their work did not create any conflicts of interest.

During 2021, the Compensation Committee met with such consultants numerous times in and out of the presence of management, to review findings based on market research and considers those findings in determining and adjusting our executive compensation program.

With respect to Chief Executive Officer compensation, Semler Brossy provided, and continues to provide, an independent recommendation to the Compensation Committee, in the form of a range of possible outcomes, for the Compensation Committee’s consideration. In developing its recommendation, Semler Brossy relies on its understanding of our business and compensation programs and Semler Brossy’s independent research and analysis. Semler Brossy does not meet with our Chief Executive Officer with respect to Chief Executive Officer compensation. Semler Brossy also assisted us in the design of our annual incentive plan for our eligible employees, including our Named Executive Officers. With respect to Director compensation and the compensation of our senior executive vice-presidents and executive vice-presidents, Semler Brossy conducts market analyses and advises us on best practices and market trends. Semler Brossy provides to the Compensation Committee an independent assessment of management’s recommendations on senior executive vice-presidents and executive vice-presidents compensation.

Governance and Nominating Committee

Our Governance and Nominating Committee currently consists of Mr. Romasco, Mr. Bouffard, Ms. Diaz Dennis, and Mr. Finser, with Mr. Romasco serving as Chair. After the Annual Meeting, Mr. Jackson will be the Chair of the Governance and Nominating Committee and the other members will be Mr. Finser and Mr. Romasco. The Governance and Nominating Committee met 11 times during the 2021 fiscal year. The Governance and Nominating Committee is responsible for, among other things:

•assisting our Board of Directors in identifying individuals qualified to become Directors and recommending Director nominees for each annual or special meeting of stockholders or for any vacancies or newly created directorships that may occur between such meetings to the Board of Directors;

•reviewing periodically the governance principles adopted by the Board of Directors and developing and recommending governance principles applicable to our Board of Directors;

•making recommendations to the Board of Directors as to determinations of director independence;

•overseeing the evaluation of our Board of Directors;

•overseeing the Board's training, education, and development; and

•recommending members for each Board committee of our Board of Directors.

Our Board of Directors has evaluated the independence of the current and aforementioned future members of our Governance and Nominating Committee and has determined that each member of the Governance and Nominating Committee is “independent” under Nasdaq listing standards.

Our Board of Directors has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Executive and Corporate Social Responsibility Committee

Our Executive and Corporate Social Responsibility Committee currently consists of Ms. Brown, Ms. Fox, Mr. Bouffard, Ms. Diaz Dennis, Mr. Dinerstein, Mr. McDonagh, Mr. Romasco, and Mr. Romney Sr., with Ms. Fox serving as Chair. After the Annual Meeting, Ms. Fox will continue as Chair of the Executive and Corporate Social Responsibility Committee and the other members will be Ms. Brown, Ms. Bruce, Mr. Finser, Ms. Lilek, Mr. Jackson, Mr. McDonagh, Mr. Romasco and Mr. Romney. The Executive and Corporate Social Responsibility Committee is responsible for, among other things:

•assisting our Board of Directors in fulfilling its oversight responsibilities with respect to the development of our corporate social and responsibility policies and implementation of such initiatives;

•advising our Chair and President and Chief Executive Officer regarding the agenda for future Board meetings; and

•reviewing our monthly financial results and attending to other matters requiring attention during the calendar months that our Board of Directors does not meet.

    Our Board of Directors has adopted a written charter for our Executive and Corporate Social Responsibility Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Credit Policy Committee

Our Credit Policy Committee currently consists of Mr. McDonagh, Mr. Sleigh, Mr. Jackson and Mr. Romney Sr., with Mr. McDonagh serving as Chair. After the Annual Meeting, Mr. McDonagh will continue as Chair and the other members will be Mr. Bouffard, Mr. Jackson, Mr. Romney and Mr. Sleigh. Credit Policy Committee is responsible for, among other things:

•    assisting our Board of Directors in fulfilling its oversight responsibilities;

•    reviewing and approving credits above board-specified dollar limits;

•    monitoring the performance and quality of our credit portfolio;

•    overseeing the administration and effectiveness of, and compliance with, our credit policies; and

•    reviewing and assessing the adequacy of the allowance for loan and lease losses.

Enterprise Risk Oversight Committee

Our Enterprise Risk Oversight Committee currently consists of Mr. Dinerstein, Ms. Bruce, Ms. Lilek and Ms. Kelly, with Mr. Dinerstein serving as Chair. After the Annual Meeting, Ms. Bruce will be the Chair of the Enterprise Risk Oversight Committee and the other members will be Ms. Lilek and Ms. Kelly. The Enterprise Risk Oversight Committee is responsible for, among other things:

•    overseeing our enterprise risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks;

•    ensuring that our risk management policies and procedures are commensurate with its structure, risk profile, complexity, activities and size;

•    providing an open forum for communications between management, third parties and our Board of Directors to discuss risk and risk management;

•    reviewing on a regular basis, at least annually, with our General Counsel, Chief Compliance Officer, and other Bank officers, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

•    reviewing the material findings of examinations conducted by any regulatory agencies and report the results of such findings to our Board of Directors.

Trust Committee

Our Trust Committee consists of Mr. Romney Sr., Mr. Finser, Mr. Sleigh, Mr. Jackson and Ms. Kelly, with Mr. Romney Sr. serving as Chair. After the Annual Meeting, Mr. Romney will continue as Chair and the other members of the Trust Committee will remain the same. The Trust Committee is responsible for, among other things:

•    assisting our Board of Directors in fulfilling its oversight responsibilities;

•    overseeing trust management’s operation of the department in a manner that is consistent with the FDIC’s Statement of Principles of Trust Department Management;

•    overseeing the periodic, comprehensive reviews of each trust department account;

•    enacting written policies that address important trust department activities, including account reviews, deviations from approved criteria, and internal and external audit procedures; and

•    reviewing and assessing reports from supervisory agencies and trust management.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2021, our Compensation Committee consisted of Ms. Diaz Dennis, Mr. McDonagh, and Mr. Romasco. None of them has at any time been an officer or employee of the Company or, has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During 2021, none of our executive officers served as a member of the Board of Directors, compensation committee or other Board committee performing equivalent functions, of another entity that had one or more executive officers serving as a member of our Board of Directors or compensation committee.

Nominations of Directors

    The Governance and Nominating Committee serves to identify, screen, recruit and nominate candidates to our Board of Directors. The committee charter requires the committee to review potential candidates for the board, including any nominees submitted by stockholders in accordance with our bylaws. The committee evaluated each nominee recommended for election as a Director in these proxy materials. In evaluating candidates proposed by stockholders, the committee will follow the same process and apply the same criteria as it does for candidates identified by the committee or the Board of Directors.

When considering a potential candidate for nomination, the Governance and Nominating Committee will consider the skills and background that we require and that the person possesses, diversity of the Board and the ability of the person to devote the necessary time to serve as a Director. The Governance and Nominating Committee has established the following minimum qualifications for service on our Board of Directors:

•the highest ethics, integrity and values;

•a strong personal and professional reputation;

•professional experience that adds to the mix of the Board as a whole;

•the ability to exercise sound, independent business judgment;

•freedom from conflicts of interest;

•demonstrated leadership skills;

•the willingness and ability to devote the time necessary to perform the duties and responsibilities of a Director;

•relevant expertise and experience, and the ability to offer advice and guidance to our President and Chief Executive Officer based on that expertise and experience; and

•understanding of and alignment with our mission.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Governance and Nominating Committee also considers the following criteria, among others:

•whether the candidate possesses the qualities described above;

•whether the candidate qualifies as an independent Director under Nasdaq listing standards;

•the candidate’s management experience in complex organizations and experience with complex business problems;

•the candidate’s other commitments, such as employment and other Board positions;

•the likelihood of obtaining regulatory approval of the candidate, if required;

•whether the candidate would qualify under our guidelines for membership on the Audit Committee, the Compensation Committee or the Governance and Nominating Committee; and

•whether the candidate complies with any minimum qualifications or restrictions set forth in our bylaws.

The Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We recognize that a board made up of highly qualified Directors from diverse backgrounds benefits from the contribution of different perspectives and experiences to board discussions and decisions, promoting better corporate governance. Therefore, the committee assesses nominees based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture, which solicits multiple perspectives and views. The committee ensures that diverse characteristics, including but not limited to gender, age, ethnicity, disability and sexual orientation, are included in any pool of candidates from which our Board of Director nominees are chosen.

    In addition to the qualification criteria above, the Governance and Nominating Committee also takes into account whether a potential Director nominee qualifies as an “audit committee financial expert” as that term is defined by the Exchange Act rules, and whether the potential Director nominee would qualify as an “independent” Director under the Nasdaq listing standards and Exchange Act Rule 10A-3, if applicable.

We maintain a Board tenure policy (within in our Corporate Governance Guidelines) as a means of ensuring that our Board of Directors is renewed regularly with fresh perspectives. Under this policy, we generally seek to maintain an average tenure of ten years or less for our independent Directors not designated by the Workers United Related Parties or the Yucaipa Funds. This approach strikes a balance between retaining Directors with deep knowledge of the Company while adding Directors who may bring an innovative outlook. As a group, independent Directors have an average tenure of approximately 5 years of service.

For a stockholder to nominate a Director candidate, the stockholder must comply with the advance notice provisions and other requirements of our bylaws. Each notice must state, among other things:

•as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
•the name and address of the stockholder who intends to make the nomination and of such beneficial owner, if any,
•the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner,
•any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise directly or indirectly owned beneficially by such stockholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company,
•any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Company,
•any rights to dividends on the shares of the Company owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Company,
•any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,
•any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner is entitled to, based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household, and a representation that the stockholder will notify the Company in writing of any such performance-related fees in effect,
•a description of any agreement, arrangement, or understanding with respect to such nomination between or among the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify the Company in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,
•a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or the beneficial owner, if any, and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of the stock of the Company, and a representation that the proposing stockholder will notify the Company in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,
•a representation that the stockholder is a holder of record of shares of the Company entitled to vote at the meeting and that the stockholder (or a qualified representative thereof) intends to appear in person at the meeting,
•a representation whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination or business to be brought before the meeting, as applicable, and/or otherwise to solicit proxies from stockholders in support of the nominees whom the stockholder proposes to nominate for election or reelection to the Board or the business that the proposing stockholder proposes to bring before the meeting, as applicable,
•to the extent known to such stockholder or such beneficial owner, if any, the name(s) of any other stockholder(s) of the Company (whether holders of record of beneficial owners) that support the nominees whom the stockholder proposes to nominate for election or reelection to the board or the business that the stockholder proposes to bring before the meeting, as applicable,

•any pending or threatened legal proceeding in which such stockholder or such beneficial owner is a party or participant involving the Company or any of its officers or Directors, or any affiliate of the Company, and
•any other material relationship between such stockholder or such beneficial owner, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand.

In addition to the information required above, each notice must also state, among other things, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors:

•all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and

•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting Director nominations, stockholders should refer to our bylaws.

Leadership Structure

Our Board of Directors has regularly scheduled meetings at least six times a year and our Executive and Corporate Social Responsibility Committee meets during the months when the Board of Directors does not meet.

Our governance framework provides our Board of Directors with flexibility to determine the appropriate Board leadership structure for the Company. We recognize that different Board leadership structures may be appropriate for our Company depending on a number of different factors and, therefore, we reexamine our corporate governance policies and leadership structure from time to time to ensure that they continue to meet our needs. We believe this flexibility is important to allow our Board of Directors to determine the appropriate structure based on our specific needs at any given time.

Historically, our leadership structure separated the roles of Chair of the Board of Directors and Chief Executive Officer. However, on January 31, 2021, our then-serving Chief Executive Officer resigned from his position and effective February 1, 2021, pursuant to our publicly announced succession plan, the Chair of our Board of Directors was appointed as Interim President and Chief Executive Officer. On June 1, 2021, Ms. Brown was appointed President and Chief Executive Officer, and Ms. Fox stepped down as Interim President and Chief Executive Officer. The Board believes that this separation is presently appropriate as it allows Ms. Brown, as President and Chief Executive Officer, to focus primarily on leading our strategy and day-to-day operations, while Ms. Fox, as Chair, can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, social responsibility, community relations and stockholder issues.

Additionally, under our Investor Rights Agreement, dated August 13, 2018, with the Workers United Related Parties, we agreed that for so long as the Workers United Related Parties collectively continue to hold 20% of the total voting power of all then-outstanding voting securities of the Company, we and each of the Workers United Related Parties will take all requisite corporate action within each parties’ control as is reasonably necessary to ensure that the Chair of the Board of Directors is a Director designated by Workers United. Currently, Workers United has designated Ms. Fox as the Chair.

In order to provide for a greater role for the independent Directors in our oversight, we have also appointed a Lead Independent Director, Mr. Romasco. In this role, he may call and preside over executive sessions of the independent Directors without management present, as he deems necessary. The other duties of the Lead Director will continue to evolve. We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Our Audit Committee is responsible for overseeing our risk management processes relating to: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process and legal compliance; (3) regulatory compliance; (4) SOX reporting; and (5) policies and procedures as they relate to our Code of Business Conduct and Ethics, conflicts of interest and complaints regarding accounting and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks in its areas of review and the adequacy and effectiveness of internal control systems and operational risk (including compliance and legal risk). Our Chief Audit Executive reports to the Audit Committee and meets with the committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full board, which also considers our entire risk profile.

Our Compensation Committee provides oversight of incentive compensation plans and risk related to compensation. Our Enterprise Risk Oversight Committee is responsible for overseeing our risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks and ensuring that our risk management framework is commensurate with its structure, risk profile, complexity, activities and size. After the Annual Meeting, our Enterprise Risk Oversight Committee will remain comprised of two independent Directors, Ms. Lilek and Ms. Bruce (who has earned the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University), and one Director, Ms. Kelly, who is not independent. Our Enterprise Risk Oversight Committee works directly with our Chief Risk Officer and oversees and reviews our overall enterprise risk management program and the alignment of the Company’s risk profile with its strategic plan, goals and objectives.

The enterprise risk management program currently reviews risk in numerous areas within the Company, including market, liquidity, reputation, operations and technology, cybersecurity, compliance and legal, and strategic. The Enterprise Risk Oversight Committee reviews management reports regarding specifically identified risks and makes recommendations to the Board with respect to specifically identified material risks that it identifies. With regard to compliance and regulatory risk, our Enterprise Risk Oversight Committee is responsible for reviewing, on an annual basis, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

The full Board receives reports from management, the Audit Committee, the Compensation Committee, and the Enterprise Risk Oversight Committee. It reviews certain committee actions and focuses on the most significant risks we face and our general risk management strategy and also ensures that risks we undertake are consistent with Board policy. While the Board of Directors oversees our risk management, management is generally responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Cyber and Information Security. With respect to cybersecurity, on a quarterly basis, both our Audit Committee and Enterprise Risk Oversight Committee receive reports on cybersecurity risks and preparedness. While the Enterprise Risk Oversight Committee, and the Board of Directors to which it reports, oversees our cybersecurity risk management, our management and Information Security Department are responsible for the day-to-day cybersecurity risk management processes. Threat from cyber-attacks is severe, attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could experience a significant event in the future. We actively monitor the cybersecurity threat landscape with a focus on the financial services sector for trends and new threats. Our Information Security Department proactively identifies and monitors systems to analyze risk to the organization and implement mitigating controls where appropriate. Formal security awareness training is conducted regularly to increase overall employee awareness about cyber threats. In addition to maintaining a defensive cybersecurity strategy, we have a disaster recovery site in an ISO 27001-certified separate colocation data center. We also maintain a cyber insurance policy that is designed to reduce the risk of loss resulting from cyber security breaches.

While we believe that our cybersecurity programs are appropriate and have been effective to prevent material incidents thus far, risks and exposures related to cybersecurity attacks are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers.

Environmental, Social and Governance (ESG). Our Board of Directors understands its role as stewards of long-term corporate performance, and that the Board has a critical role to play in ensuring that we are aware of, and able to navigate, the evolving risk and opportunities related to ESG matters. Therefore, the Board of Directors has designated the Executive and Corporate Social Responsibility Committee with formal responsibility to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our development and implementation of corporate social responsibility initiatives, including those related to ESG matters. Additional information regarding our ESG practices and strategies is below under “Corporate Social Responsibility.”

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and Directors. The full text of our Code of Business Conduct and Ethics, and any amendments thereto, are (or will be in the case of any amendments) available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab. We intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics.

Stock Ownership Guidelines

We have a stock ownership policy that requires officers with the title Executive Vice President and above, otherwise referred to as covered individuals, to own a significant amount of our common stock. Specific guidelines are:

•Four times the then annual base salary for the President and Chief Executive Officer;

•Two times the then annual base salary for the Senior Executive Vice Presidents; and

•One times the then annual base salary for other Executive Vice Presidents.

The period to achieve compliance is five years from the later of (1) the day the covered individual becomes subject to the policy, or (2) the day of adoption of these guidelines, which was October 30, 2019. The Compensation Committee monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above (unvested stock options, performance shares and performance units not yet earned, and shares transferred to another person are excluded):

•shares owned outright, including shares owned jointly with a spouse,

•shares held in a retirement (e.g., 401(k)) or other deferred compensation plan of the Company,

•Net Shares underlying unvested, time-based shares of restricted stock or restricted stock units, and

•Net Shares underlying vested but unexercised stock options.

“Net Shares” are those shares that remain after shares are sold or netted to pay withholding taxes and the exercise price of stock options, if applicable.

Prohibitions on Hedging and Pledging

We consider it improper and inappropriate for our Directors, officers and employees to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, under our Insider Trading Policy, we prohibit:

•trade in puts, calls or similar options on any of our securities or the sale of any of our securities “short”;

•hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow a Director, officer or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock; and

•holding our securities in a margin account or pledging our securities as collateral for a loan.

Corporate Social Responsibility

Environmental, Social and Governance (ESG).

The Board of Directors takes seriously its role as stewards of long-term corporate performance, and that the Board has a critical role to play in ensuring that we identify and navigate the evolving risk and opportunities related to ESG matters.

Our mission is to be America’s socially responsible bank empowering organizations and individuals to advance positive social change. Under the direction of our President and Chief Executive Officer and our Board of Directors, we are committed to supporting corporate social responsibility (“CSR”) initiatives, including environmental, social and governance (“ESG”) matters that are relevant to us and align with our bank-wide dedication to responsible corporate citizenship. The Bank is a Certified B Corporation, which is a third-party endorsement of our formal commitment to social responsibility and positively impacting our employees, customers, community, and environment. The Bank is the largest B Corp. financial institution and maintains a B Corporation Impact Score of 115 (the minimum score for certification is 80), further underscoring our commitment to reducing inequality, lowering levels of poverty, creating a healthier environment, building stronger communities and creating more high-quality jobs that promote dignity and purpose.

To take the Bank’s commitment to its core values and the B Corp standards one step further, in connection with the Bank’s reorganization into a mid-tier holding company structure, the Company elected benefit corporation status under Delaware law. Benefit corporation directors have a fiduciary duty—established by statute—to consider a range of stakeholders when making decisions, including but not limited to the corporation’s stockholders. Thus, while a benefit corporation is a for-profit entity, its directors are duty-bound to follow a “triple bottom line” approach to running the business—pursing profit, promoting one or more public benefits, and considering a range of stakeholders (including the environment) affected by the corporation’s actions.

2021 CSR Highlights

Regarding our CSR efforts in 2021, we:

•Published our Net Zero Climate Targets Report, becoming the first U.S. Bank to achieve a certified Science Based Target, which are targets that provide companies with a clearly-defined path to reduce emissions in line with the Paris Climate Agreement goals;

•Hired Ivan Frishberg as our Chief Sustainability Officer;

•Received Board approval for our corporate Diversity, Equity and Inclusion (DEI) strategy;

•Achieved 100% on Human Rights Campaign Foundation’s Corporate Equality Index;

•Published our first disclosure of portfolio emissions for balance sheet investments and loans;

•Launched new investment products built on ESG standards; and

•Engaged companies held by Longview Funds, bank collective investment funds for which the Bank serves as Trustee, on a range of ESG topics.

CSR Governance

Our Board of Directors maintains an Executive and Corporate Social Responsibility Committee with formal responsibility for, among other things, assisting the Board in fulfilling its oversight responsibilities with respect to our development and implementation of CSR initiatives, including reviewing our CSR strategy and performance, developing relevant policies, reviewing the effectiveness of such policies and initiatives and our employee and public communications related to such policies and initiatives.

We also have an internal, employee-led CSR committee, comprised primarily of executive and senior management from across the Bank, that is also responsible for, among other things, assisting the Executive and

Corporate Social Responsibility Committee of the Board (i) in establishing our general strategy relating to ESG matters, which includes recommending policies, practices and disclosures that conform to these strategies, and (ii) overseeing internal and external communications to employees, investors and stakeholders about ESG matters.

To guide our CSR efforts, we maintain a number of formal policies related to corporate governance, social wellbeing, environmental stewardship, and responsible investing. These include:

•an Anti-Money Laundering Policy, including Anti-Corruption;

•a Code of Business Conduct and Ethics,

•a Data Classification and Information Protection Policy;

•a Corporate Security Program, including Health and Safety; a Human Rights Policy;

•a Privacy Policy; and

•a Supplier Code of Conduct

We also hold a number of important memberships and affiliations that guide our work. We are a founding signatory of the Principles for Responsible Investing, United Nations’ Net Zero Banking Alliance and Principles for Responsible Banking ("UNPRB"), the Task Force on Climate-related Financial Disclosures ("TCFD"), the Partnership for Carbon Accounting Financials, and the UN Principles for Women Empowerment and Global Compact. We are also a member of the Global Alliance for Banking on Values.

Additional information regarding our ESG programs and metrics is included on our website, www.amalgamatedbank.com, under “Investor Relations—Corporate Social Responsibility,” which information is not incorporated by reference into this proxy statement.

Diversity and Inclusion

Building on our leadership in respecting the rights of all employees, a new Diversity and Inclusion statement included in the Employee Handbook designates the Bank as an anti-racist organization and supports a more active role in creating a more inclusive culture. We believe that maintaining and promoting a diverse and inclusive workplace where everyone feels valued and respected is essential for our growth. Diversity is important to us at the highest levels. In 2022, our twelve-member Board of Directors is comprised of five women, three racially or ethnically diverse members, and one LGBTQ+ member.

In 2021, the Board approved an executive level position with oversight of Diversity Equity and Inclusion matters. We have a formal board diversity policy that provides that, when assessing board nominees, the Governance and Nominating Committee must ensure diverse characteristics, including but not limited to gender, age, ethnicity, disability, and sexual orientation, are included in any pool of candidates from which the Board nominees are chosen.

We are focused on cultivating a diverse and inclusive culture where our employees can freely bring diverse perspectives and varied experiences to work. In our employee recruitment and selection process and operation of our business, we adhere to equal employment opportunity policies and provide annual employee trainings on Diversity Equity and Inclusion. We have established Employee Resource Groups to support employees from marginalized populations to help cultivate a healthy workplace culture. As of December 31, 2021, women held thirteen of 37 senior management positions (which is defined as Senior Vice President and above) and three of 11 executive management positions (which is defined as Executive Vice President and above). Additionally, 60% of our employees identify as women and 62% of our employees identify as people of color.

In 2019 and 2020, we submitted demographic workforce data, including data by race/ethnicity, sex and job categories with respect to our EEO-1 Component 1 Reports, which are annual data collection reports, detailing the Bank’s staff diversity. We plan additional related disclosures in the coming year.

We have also established placement goals for minorities and women at recruitment career fairs to increase diverse representation in our workforce, particularly in senior management.

Culture and Employee Engagement

We believe that continuous engagement with our employees is important to driving our success. Our President and Chief Executive Officer holds a Town Hall-style meeting quarterly with our employees, covering topics such as business strategy and outlook, our competitive landscape, emerging industry trends and offers a question and answer session with management. We believe that this format promotes strong and productive conversations across our organization. During the pandemic, we have maintained strong connections with employees using video conferencing technology and offered new ways to engage electronically, with both professional and interpersonal opportunities.

To attract and retain talent, we offer a comprehensive compensation and benefits package that includes health insurance, pension, savings plans, and employee development programs. We also provide our employees with career advancement opportunities. We were the first U.S. bank to increase our minimum wage to $20 per hour. Over the course of 2021, we participated in the development of the Living Wage Initiative along with a select group of corporate leaders with strong human capital management track records. Our Code of Business Conduct and Ethics and affirmative action policy support diversity and inclusion efforts for hiring, training, and workplace culture.

Our Board and management have adopted key policies and metrics for the Bank covering work force diversity that covers recruitment, retention and makeup of the work force as part of a broader initiative on Diversity Equity and Inclusion. We have taken the Donors of Color Climate Pledge through our philanthropy and provided finance to support the Black Vision Fund and Entrepreneurs of Color through our commercial lending. We regularly advocate for social and governance responsibility, using our public voice to support the impacts we work for through our finance. Through our institutional investing platform, we regularly engage in shareholder activism, with a particular focus on workplace equity, climate change, misinformation on social media platforms and protection of bio-diversity.

Environmental Responsibility

We intend to measure, report and reduce financed carbon emissions and align our lending with the Paris Climate Agreement and its underlying science. We are committed members of the Science Based Targets initiative, which is a joint initiative by CDP, World Resources Institute, the World Wide Fund for Nature, and the United Nations Global Compact, that calls on companies to publicly commit to adopt science-based emissions reduction targets. We also offer regular training and awareness programs to educate our employees on environmental stewardship, including energy efficiency and waste management. We also joined the Collective Commitment to Climate Action to mobilize products, services and relationships to help facilitate the economic transition necessary to achieve climate neutrality and we joined our fellow UNPRB bank signatories to launch the Partnership for Carbon Accounting Financials, a global collaboration between banks to collectively develop a shared methodology to measure and disclose the greenhouse gas emissions associated with loans and investments.

In October 2021, we announced formal targets to achieve 49% reductions in 2030 and net zero greenhouse gas emissions in our financing and operations by 2045. Our Net Zero Climate Targets Report outlines our plan for how we intend to build and align with a climate safe future. The foundation of this work is to measure our impact, set targets that guide our business and the impact we have in the world, and to be transparent about what this will mean. We plan to work, engage, and communicate our progress to our valued stakeholders.

We are increasing solar energy capacity through our Property Assessed Clean Energy ("PACE") program to credit carbon reductions through our financing activities to support our net zero ambition. Climate solutions comprise 23% of our loan and loan-based investment portfolio as of baseline year 2020. Avoided emissions resulting from our climate solutions exceed our combined corporate and financed all emissions activities. In April 2021, we announced the launch of ResponsiFunds which is a suite of ESG collective investment funds. We are applying our social justice values and collaborating with mission-aligned industry experts to screen these funds to exclude private prisons, pipelines, weapons, oil sands, coal, tobacco, UN Global Compact non-compliant, Carbon Underground 200, and more, while also screening for areas of inclusion in ESG leadership. Our ESG core equity fund and our ESG fixed income fund have already launched and received funding. Our early adopters are leading nonprofits focused on addressing social justice. Because the funds are industry diversified and balanced, they mirror a broad market index but exclude the aforementioned company types and highlight top ESG performers. As such, these funds are intended to deliver market like returns while remaining values aligned.

We continue to embed climate risk into our business strategy, and we are committed to ambitious action through risk management programs. In 2021, the Bank became a supporter of the Task Force on Climate Related Financial Disclosures ("TCFD") and follows the TCFD framework across governance, strategy, risk management and targets.

Impact Lending

As a mission-driven bank, we strive to create financial products that have a triple bottom line effect: environmental, social, and financial. We offer several products that emphasize social responsibility including, among others: lending for affordable housing, fossil fuel free investment portfolios, green lending, financing for community development financial institutions, lending to minority owned businesses, and debit card options that allow for money to be diverted to charities. As outlined in our 2020 Corporate Social Responsibility Report, published in 2021, 65% of our lending book meets our definition of “High Impact” and our benchmark is substantially all mission aligned. Additionally, 23% of our loans (including PACE securities) were dedicated to the category of Climate Protection and 22% to multi-family workforce housing. We do not lend to, or invest our own money in, (i) fossil fuel companies, (ii) companies that manufacture weapons, (iii) companies that do not support the rights of workers, women, immigrants or the LGBTQ+ community, or (iv) companies that take positions that are not aligned with our mission to create a more just and sustainable world.

ESG Investment Engagement

Over the course of 2021, the LongView Funds (the “Funds”), continued to take a long-term view of shareholder value by actively promoting sound ESG practices at companies held in our portfolios. This active ownership practice includes the thoughtful and diligent exercise of our voting rights as well as engaging with our portfolio companies on a variety of issues.

Consequently, as Trustee of the Funds, we take an assertive approach of promoting best practices at portfolio companies and eliminating practices that are inimical to long-term growth. We do this through various mechanisms, including dialogues with companies on governance issues of concern and shareholder proposals that give all shareholders an opportunity to vote on a particular matter of concern.

During 2021, the Bank, as Trustee of the Funds, engaged with Pay Pal, Amazon, Twitter, CarMax, Public Storage, Uber and FedEx, all of which took concrete actions to address the risks of climate change including the disclosure of and target setting for emissions.

On the issue of workplace equity we engaged with TJMaxx, Ross Dress for Less and Dollar Tree as part of longer term dialogues about the disclosure of workforce data for women and minorities as it relates to recruitment, retention and advancement. All of these companies committed to increased disclosure but have been the focus of continued engagement.

Employee Compensation as compared to the Compensation of our President and Chief Executive Officer

    With respect to the relationship of the annual total compensation of our employees and the annual total compensation of our President and Chief Executive Officer, for 2021, our last completed fiscal year:

•The median of the total annual compensation for all 375 full-time employees of the Bank (other than our President and Chief Executive Officer) as reflected in the gross wages of our payroll records was $98,765; and

•the total annual compensation of our President and Chief Executive Officer was $3,824,621, as reported in the Summary Compensation Table included elsewhere in this proxy statement.

Based on this information, for 2021, the proportion of the annual total compensation of our President and Chief Executive Officer to the median of the total annual compensation was approximately 39 to 1.

Active Stockholder Outreach and Engagement

We believe that engaging with stockholders is fundamental to our commitment to good governance. Throughout the year, we seek opportunities to engage in two-way conversations with our stockholders to gain and share valuable insights into current and emerging business strategies and trends. During 2021, we held numerous meetings with stockholders to discuss key corporate matters. Topics discussed included our business and growth strategy, risk management practices, including the performance of credit during the pandemic and CSR, including ESG matters. These meetings were conducted via teleconference or videoconference during individually scheduled meetings or industry conferences.

Communications with the Board of Directors

The Board of Directors has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board as a group or individually by writing to: Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary. The Board has instructed the Corporate Secretary to forward all such communications promptly to the Board.

Report of the Audit Committee

The Audit Committee’s responsibilities are stated in a written charter adopted by the Board of Directors. The Audit Committee has reviewed and discussed with management and with Crowe LLP, the independent registered public accounting firm for 2021, our audited financial statements and other material financial disclosures for the year ended December 31, 2021. In addition, the Audit Committee has discussed with Crowe the matters that independent registered public accounting firms must communicate to audit committees under applicable PCAOB standards, as well as Auditing Standard No. 16, “Communications with Audit Committees.”

The Audit Committee has also discussed and confirmed with Crowe its independence from us, and received all required written disclosures and correspondence required by the PCAOB Ethics and Independence requirements. The Audit Committee has evaluated and concluded any non-audit services provided by Crowe to us did not impair Crowe’s independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing under the Exchange Act. A copy of our Annual Report on Form 10-K is part of the Annual Report to Stockholders included with these proxy materials.

Submitted by the Audit Committee:

Mr. Donald Bouffard, Chair
Ms. Maryann Bruce
Mr. Robert Dinerstein
Ms. JoAnn Lilek

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Compensation of Executive Officers

Our “Named Executive Officers” are the individuals who served as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at the end of 2021. Our Named Executive Officers as of December 31, 2021 are noted in the following table, along with their positions:

Name	Title
Priscilla Sims Brown (1)	President and Chief Executive Officer
Jason Darby (2)	Senior Executive Vice President and Chief Financial Officer
Sam Brown	Executive Vice President and Director of Commercial Banking

(1)Effective June 1, 2021, Ms. Brown was appointed President and Chief Executive Officer and Director of the Company and the Bank.
(2)Mr. Darby was appointed Chief Financial Officer effective May 26, 2021 and was Interim Chief Financial Officer effective April 24, 2021.

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to our Named Executive Officers for all services rendered in all capacities to the Bank and its subsidiaries for the year ended December 31, 2021 and 2020.

	Year	Salary ($)		Bonus ($)(6)	Stock Awards ($)(7)		Stock Options ($)	Non-Equity Incentive Plan Compen-sation ($)(12)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)(13)	Total ($)
Priscilla Sims Brown	2021	443,074		500,000	2,500,000	(8)	—	381,547	—	7,151	3,831,772
President and Chief Executive Officer(1)

Jason Darby	2021	320,654		75,000	175,000	(9)	—	204,400	—	1,111	776,165
Senior Executive Vice President and Chief Financial Officer(2)

Sam Brown	2021	333,952		98,750	134,000	(10)	—	293,460	—	2,526	862,688
Executive Vice President and Director of Commercial Banking	2020	308,049		—	287,495		—	256,456	—	407	852,407

Lynne Fox	2021	324,996	(5)	—	85,000	(11)	—	—	—	1,025	411,021
Interim President and Chief Executive Officer(3)

Keith Mestrich	2021	83,077		—	—		—	—	—	308,307	391,384
Former President and Chief Executive Officer(4)	2020	720,000		—	600,002		—	580,464	—	3,068	1,903,534
(1)Ms. Brown was appointed as President and Chief Executive Officer effective June 1, 2021.
(2)Mr. Darby was appointed Chief Financial Officer effective May 26, 2021 and was appointed Interim Chief Financial Officer effective April 24, 2021.
(3)Ms. Fox, our Chair of the Board of Directors, was appointed as Interim President and Chief Executive Officer effective February 1, 2021 and served in that capacity until June 1, 2021.
(4)Mr. Mestrich resigned from his positions as President and Chief Executive Officer of the Company and the Bank effective January 31, 2021.
(5)Ms. Fox was paid as a non-employee director $124,996 as part of our overall board compensation plan. Additionally Ms. Fox was paid $200,000 as compensation for her duties as Interim President and Chief Executive Officer.
(6)These amounts reflect discretionary cash bonus payments determined by our Compensation Committee. For Ms. Brown, this amount reflects a signing bonus related to her employment agreement. For Mr. Darby, this amount reflects a performance bonus related to our successful subordinated notes offering and his efforts related to a previously announced (but since terminated) merger agreement with Amalgamated Investments Company. For Mr. Brown, $15,000 of this amount reflects a performance bonus related to his efforts on a previously announced (but since terminated) merger agreement with Amalgamated Investments Company, and $83,750 of this amount reflects a retention bonus.

(7)The values of all stock awards reported in this column were computed in accordance with FASB ASC Topic 718 Compensation-Stock Compensation (“FASB ASC Topic 718”). For a discussion of the valuation assumptions, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For a discussion of the awards granted in 2021, see “Long-term Equity Compensation,” and “Agreements with Sam Brown— Retention Bonus Agreement and Severance Agreement” below.
(8)Represents $2,500,000 of time-vesting restricted stock units (“TRSUs”).
(9)Represents $87,500 of performance-based restricted stock units (“PRSUs”) and $87,500 TRSUs. The PRSUs were determined to have a grant date fair value less than the maximum performance level. However, if the highest level of performance conditions with respect to PRSUs granted in 2021 are satisfied, then the value of Mr. Darby’s PRSUs, determined as of the grant date, would be $117,188.
(10)For 2021, represents $67,000 of PRSUs and $67,000 TRSUs. The PRSUs were determined to have a grant date fair value less than the maximum performance level. However, if the highest level of performance conditions with respect to PRSUs granted in 2021 are satisfied, then the value of Mr. Brown’s PRSUs, determined as of the grant date, would be $89,732.
(11)On April 28, 2021, Ms. Fox was granted as a non-employee director 2,138 shares of restricted stock units as part of our overall board compensation plan. Additionally Ms. Fox was granted 3,054 shares of restricted stock as compensation for her duties as Interim President and Chief Executive Officer. The shares were valued at $16.37 per share, were outstanding as of December 31, 2021, and will fully vest on April 28, 2022. The value of the restricted stock units shown above equals the grant date fair value in accordance with FASB ASC Topic 718.
(12)These amounts reflect annual incentive payments determined by our Compensation Committee based on the achievement of certain performance criteria and performance of the individual. See “Annual Cash Incentive Payments” below for a description of how our Compensation Committee determined the incentive payments awarded to our Named Executive Officers for 2021.
(13)For Ms. Brown, per her employment agreement, she was reimbursed this amount for relocation expenses. For Mr. Mestrich, he was paid a total of $300,000, in $60,000 monthly increments over the period February 1, 2021 through July 31, 2021, as part of his consulting arrangement to aid in the transition of the new Chief Executive Officer. Otherwise, for the Named Executive Officers except Ms. Brown, amounts in this column are for cash dividends related to restricted stock units and other miscellaneous items.

Agreements with Priscilla Sims Brown

Employment Agreement

On May 10, 2021, the Company and Ms. Brown entered into an employment agreement. The agreement has an initial term of three years that automatically extends for additional one year terms unless either party gives the other notice of intention to terminate at least 60 days before the end of the current term. Under the employment agreement, Ms. Brown will receive an annual base salary of $800,000, which may be increased at the discretion of the Board of Directors, or decreased as part of an across-the-board reduction applicable to other senior executives. In addition, she is (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, targeted at 70% of her current base salary, based on the achievement of performance metrics established by the Board of Directors (the “CEO Annual Bonus Target”), and (ii) beginning in 2022, she is entitled to equity-based incentive compensation under the Company's equity incentive plans, with an aggregate potential value of any such annual awards to be equal to 100% of her current base salary, subject to increase at the discretion of the Board of Directors. Ms. Brown is also entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Under the employment agreement, she also received, on June 1, 2021 (the "Effective Date"), a cash signing bonus of $500,000 (the “Signing Bonus”), and an award of time-vesting restricted stock units with a grant date fair value of $2,500,000, in accordance with our 2021 Equity Incentive Plan, that will vest in equal installments on the first, second and third anniversaries of the Effective Date, based on her continued employment. We also agreed to reimburse her for up to $100,000 in relocation and transition expenses. If Ms. Brown is terminated for “cause” or resigns other than for “good reason” (each as defined in the agreement), prior to the first anniversary of the Effective Date, then she will be obligated to repay to the Company, in full, the Signing Bonus. Finally, we also agreed to reimburse her for up to $25,000, upon presentation of appropriate documentation, for her reasonable expenses of legal counsel incurred in connection with the negotiation of her employment agreement.

Under the employment agreement, if Ms. Brown’s employment is terminated without “cause” by the Company, by the Company's non-renewal of the then-current term of the agreement, or for “good reason” by her (each as defined in the agreement), she is entitled to receive, subject to her execution of a release agreement, an amount equal to the sum of (i) 12 months of her current base salary, (ii) an amount equal to the CEO Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to her CEO Annual Bonus Target in effect for the fiscal year in which her employment terminates (pro rated for the portion of the fiscal year before her termination), payable in 12 equal monthly installments. The Company will also pay, or reimburse her, for her COBRA premiums for a period of 12 months.

Under the employment agreement, if (i) Ms. Brown’s employment is terminated without “cause” by the Company, by the Company’s non-renewal of the then-current term of the agreement, or for “good reason” by her (each as defined in the agreement), within 12 months following a change in control of the Company or (ii) Ms. Brown’s employment is terminated without “cause” other than due to disability within 90 days prior to a change in control of the Company because she can reasonably demonstrate the eventual acquirer requested such termination, then in each case, Ms. Brown will be entitled to an amount equal to the sum of (i) 21 months of her current base salary and (ii) an amount equal to 175% of the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, payable in 21 equal monthly installments.

Under the employment agreement, if Ms. Brown’s employment is terminated for “cause,” due to her election not to renew the then-current term of the agreement, by her without “good reason,” or due to her death or disability (each as defined in the agreement), she is not entitled to any of the severance benefits described in the preceding paragraphs.

Ms. Brown’s employment agreement does not include any excise tax gross ups; however, if any of the payments or benefits provided for under her employment agreement or otherwise payable to Ms. Brown would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Ms. Brown would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Ms. Brown. Her agreement also requires that she keep the Company’s information confidential. In addition, she is subject to provisions related to non-competition and non-solicitation of customers and employees for the longer of (i) 12-months following termination of her employment or (ii) the severance payment period.

Agreement with Jason Darby

On May 26, 2021, Mr. Darby entered into an offer letter with us to serve as our Senior Executive Vice President and Chief Financial Officer. Pursuant to the offer letter, Mr. Darby will receive an annual base salary of $350,000. In addition, he is (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, targeted at 50% of his current base salary, based on the achievement of performance metrics established by the Company’s Board of Directors and (ii) entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value of any such annual awards to be equal to 50% of his current base salary. Mr. Darby will continue to be entitled to (i) participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives and (ii) the Company’s Change in Control Plan, which provide certain severance benefits upon certain termination events following a change in control, as discussed below under “Potential Payments Upon a Termination or Change in Control.”

Agreements with Sam Brown

Offer Letter

In 2014, Mr. Brown entered into an offer letter with us to serve as our Executive Vice President, Business Development. In 2015, Mr. Brown’s title became Executive Vice President, Director of Commercial Banking. Under his offer letter, as amended by his retention arrangements entered into on December 22, 2020 (described below). Mr. Brown:

•receives an annual base salary of $335,000;

•is eligible to participate in our annual incentive plan, with an annual target incentive of 75% of his base salary;

•is eligible to participate in our long-term incentive plan; and

•is entitled to participate in our comprehensive benefits programs.

Retention Bonus Agreement and Severance Agreement

On December 22, 2020, the Bank awarded certain retention and severance benefits to Mr. Brown, to facilitate his long-term retention, particularly during the period the Bank searched for a permanent Chief Executive Officer. The Bank also increased Mr. Brown’s annual base salary from $307,500 to $335,000.

The retention benefits to Mr. Brown included a $167,500 cash retention payment (his “cash retention bonus”) payable in two equal lump sum installments following the first and second anniversary of the December 22, 2020 award date, based on his continued employment. We also awarded Mr. Brown 12,316 retention RSUs, with a grant date fair value of approximately $167,500. The retention RSUs will vest in equal installments on the first, second and third anniversaries of the December 22, 2020 grant date, based on his continued employment.

Mr. Brown also will receive certain severance benefits if his employment is terminated during the 18-month period following June 1, 2021 (the start date of Ms. Brown’s employment as the President and Chief Executive Officer of the Company and the Bank). Until December 1, 2022, we will provide Mr. Brown with the following severance benefits if his employment is terminated by us without cause, or if he terminates his employment for good reason, subject to his execution of a valid release agreement:

•a lump sum cash severance payment equal to his current annual base salary (currently $335,000);

•plus an amount equal to his annual cash incentive target (currently $251,250) in place at that time;

•full vesting of his cash retention bonus and retention RSUs; and

•reimbursement for the costs of COBRA coverage for a period of up to 12-months following his termination.

Mr. Brown also participates in our Change in Control Plan, which provide certain severance benefits upon certain termination events following a change in control, as discussed below under “Potential Payments Upon a Termination or Change in Control.”

Agreement with Keith Mestrich

Mr. Mestrich resigned as our President and Chief Executive Officer effective January 31, 2021. Under his employment agreement, Mr. Mestrich was not entitled to receive any cash severance upon his resignation. Further detail on our severance obligations to Mr. Mestrich under his former employment agreement that was in effect before his resignation are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Transition and Separation Agreement

On October 12, 2020, to ensure an orderly transition, we entered into a transition and separation agreement (the “transition agreement”) with Mr. Mestrich. Under the transition agreement, effective February 1, 2021, Mr. Mestrich transitioned to the role of a special advisor to our Board of Directors until July 31, 2021, unless earlier terminated under the terms of the transition agreement (such period, the “special advisor period”). Under the transition agreement, Mr. Mestrich continued to receive his then-current base salary, annual bonus, continued vesting of his outstanding equity awards and other employee benefits through January 31, 2021, as provided under his amended and restated employment agreement; provided, that, any service requirement with respect to his 2020 annual bonus was deemed to be met once he began serving as a special advisor on February 1, 2021. Mr. Mestrich’s vested options remained exercisable until February 1, 2022 subject to certain exceptions. The transition agreement also provided that we will reimburse Mr. Mestrich for reasonable expenses of counsel, not to exceed $60,000, incurred regarding the review and negotiation of his employment relationship with us and his relationship as our special advisor.

During the special advisor period, Mr. Mestrich provided services to our Board of Directors as an independent contractor. During the special advisor period occurring after January 31, 2021, Mr. Mestrich was paid $60,000 per month (the “special advisor cash compensation”) for six months through July 31, 2021.

The transition agreement also requires Mr. Mestrich to comply with certain terms of his employment agreement regarding confidential information, cooperation, return of our property, work product, non-solicitation, and non-disparagement. In addition, for a period of one year following the date his service as a special advisor ends, he is prohibited from directly or indirectly, without our prior written consent, organizing, establishing, owning, operating, managing, controlling, engaging in, participating in, investing in or permitting his name to be used by, consulting or advising or rendering services for, or otherwise engaging in a “Business,” as defined in the transition agreement, except to the extent the Bank does not engage in the Business and is not in the process of evaluating, or planning, to engage in the Business.

Long-Term Incentive Compensation

The Compensation Committee believes that senior management equity ownership effectively aligns the interests of senior management with those of our stockholders. Accordingly, we have implemented equity-based incentives to both encourage our management’s long-term service and give management a more direct interest in our future success. The equity incentive plan in effect in 2021, which was approved by our stockholders at the annual meeting in 2020, and assumed and restated by the Company as the Amalgamated Financial Corp. 2021 Equity Incentive Plan (the “Equity Plan”) in connection with the Bank’s reorganization, authorizes the granting of restricted stock and restricted stock units.

On February 3, 2021, under the Equity Plan, we granted long-term equity awards to our Named Executive Officers with a target value of approximately $112,750 for Mr. Darby; and $123,000 for Mr. Brown. These awards consisted of 50% PRSUs and 50% TRSUs.

On June 1, 2021, under the Equity Plan, we granted long-term equity awards to our Named Executive Officers with a target value of approximately $2,500,000 for Ms. Brown. These awards consisted of 100% TRSUs.

The TRSUs will vest in three equal annual installments on each anniversary of the applicable grant date, subject to the executive’s continued service through the vesting date.

The PRSUs are subject to vesting based on the attainment of pre-established corporate performance measures over the applicable performance periods, each weighted at 50% of the total grant date fair value of the award. The corporate performance metrics for the PRSUs granted in 2021 are:

•growth in adjusted tangible book value per share, over a measurement period that begins January 1, 2021 and ends December 31, 2023; and

•total stockholder return, or TSR, relative to a specified peer group, over a measurement period that begins February 3, 2021 and ends February 2, 2024.

The PRSUs will vest based on our achievement of these performance measures during the applicable performance period, subject to the executive’s continued service through the end of each applicable performance period. The Compensation Committee established threshold, target and maximum performance levels for each selected performance measure. Payments for achievement of the threshold, target and maximum performance measures are 50%, 100% and 150%, respectively. Actual performance between threshold, target and maximum performance levels will be interpolated to determine the amount of payment based on relative achievement of the corporate performance metrics. Because Mr. Mestrich resigned in January 2021, the PRSUs he was granted in 2020 were forfeited.

The grant date fair values of the TRSUs and the PRSUs are disclosed in the Summary Compensation Table included in this proxy statement. Each award agreement provides for double trigger vesting of unvested awards following a change in control and for acceleration upon termination in certain circumstances, as described below under “Potential Payments upon Termination or Change in Control.”

Annual Cash Incentive Plan

The Compensation Committee believes that annual cash incentive compensation is an integral component of our total compensation program that links executive decision‑making and performance with our annual strategic objectives. We use this component to focus management on the achievement of corporate financial goals while considering the mitigation of any risks which may affect our overall financial performance. As such, our Compensation Committee adopted the Amalgamated Bank Annual Incentive Plan, effective January 1, 2019, which was assumed by the Company upon consummation of the Bank's reorganization and amended and restated to be the Amalgamated Financial Corp. Annual Incentive Plan, which we collectively refer to as the AIP. The purpose of the AIP, among other things, is to align participants in the AIP with our strategic plan and critical performance goals while ensuring incentives are appropriately risk balanced. Each of our Named Executive Officers participated in the AIP in 2021.

Under our AIP, as soon as practicable at the beginning of each fiscal year, the Compensation Committee selects key performance objectives from a set of key measurable performance objective, which will be used to determine the actual cash incentive payment to be awarded to participants in the plan upon the achievement of the selected performance measures.

Each year, the Compensation Committee will set the amount of each participant’s target annual incentive opportunity, stated as a percent of the participant’s base salary. For 2021, the Compensation Committee determined that the target annual incentive opportunity for each Named Executive Officer under the AIP would be determined based on performance metrics tied to our corporate performance (weighted at 80%) and individual performance (weighted at 20%), and set the potential target annual incentive opportunity, as a percentage of base salary, as follows:

Name	Base Salary ($)	Target Annual Incentive as a Percent of Base Salary (%)	Target Annual Incentive Opportunity ($)	Portion of Target Annual Incentive Opportunity Tied to Corporate Performance Metrics (Weighted at 80%) ($)	Portion of Target Annual Incentive Opportunity Tied to Individual Performance Metrics (Weighted at 20%) ($)
Priscilla Sims Brown	800,000	80.0%	640,000	512,000	128,000
Jason Darby	350,000	50.0%	175,000	140,000	35,000
Sam Brown	335,000	75.0%	251,250	201,000	50,250
Lynne Fox	—	—	—	—	—
Keith Mestrich	720,000	66.7%	480,240	384,192	96,048

The Compensation Committee established threshold, target and maximum performance levels and weights for each selected corporate performance measure and set payout factors for each performance level at 50%, 100%, or 200% based on achievement of threshold, target or maximum performance, respectively. The payout factor for each metric is then multiplied by the applicable weight for each corporate performance measure and the sum of those numbers is multiplied by the portion of each executive’s target annual incentive opportunity tied to the corporate financial metrics. Threshold represents the minimum level of performance at which, if achieved, a payment is earned on each corporate performance measure. Maximum performance levels represent the maximum level of performance at which, if achieved, a maximum payment is each on each corporate performance measure. Actual performance between threshold, target and maximum performance levels will be linearly interpolated to determine the amount of payment based on relative achievement of the performance measures.

For 2021, the four selected corporate performance metrics, the assigned weight for each measure, the threshold, target and maximum performance level for each measure, our actual results, and the unweighted payout factor achieved were as follows:

		Objective Performance Range
Performance Measures	Assigned Weight For Performance Measures	Threshold	Target	Max	Actual Result	Payout Factor(5)
Core Earnings ($000,000’s)(1)	40%	$30	$54	$70	$55.1	107%(6)
Core Efficiency Ratio(2)	20%	65%	60%	57%	64.0%	60%(7)
Growth of Non-Time Deposits(3)	20%	8%	12%	17%	21%	200%(8)
Non-Accrual Loans(4)	20%	1.50%	1.00%	0.50%	0.85%	130%(9)
Total	100%
(1)Core Earnings was defined to exclude the impact of branch closures, gains/losses on the sale of securities and property, severance, solar tax equity credit income and related accelerated depreciation, and the tax impact of these items.
(2)Core Efficiency Ratio was defined as core non-interest expense divided by core operating revenue and excluded the impact of branch closures, gains/losses on the sale of securities and property, severance, and solar tax equity credit income and related accelerated depreciation.
(3)Growth of Non-Time Deposits is defined as deposit growth excluding retail certificates of deposit.
(4)Non-Accrual Loans to Total Assets
(5)The weighted combined payout factor was 121%, representing the sum of the weighted payout factor for each metric. The combined payout factor was used for the Named Executive Officers.
(6)Represents a performance factor payout linearly interpolated between threshold and target levels, with a weighted performance factor of 43.
(7)Represents a performance factor payout at maximum level, with a weighted performance factor of 12.
(8)Represents a performance factor payout at maximum level, with a weighted performance factor of 40.
(9)Represents a performance factor payout at maximum level, with a weighted performance factor of 26.

The Compensation Committee chose these corporate performance measures for the following key reasons:

•it believes that our Core Earnings is a key component to building shareholder value;

•it believes that our Core Efficiency Ratio measures expense control and the efficiency of our operations, which are goals we should continually strive for in order to provide for the best financial return for our stockholders, and our Named Executive Officers are best situated to impact our efforts in this regard;

•it believes that growth of our non-time deposits is a strong indicator of the growth of our business, as it shows growth in our core relationships; and

•it believes non-accrual assets to total assets serves as a key measure of the credit quality of our interest earning assets.

Annual Cash Incentive Plan Payouts

Based on our corporate performance and each Named Executive Officer’s individual performance, the Compensation Committee awarded the following cash incentive awards to our Named Executive Officers in 2021.

Name	Portion of Earned Annual Incentive Tied to Corporate Performance Metrics (Weighted at 80%) ($)(1)	Portion of Earned Annual Incentive Tied to Individual Performance Metrics (Weighted at 20%) ($)(2)	Total Annual Incentive Award ($)	Earned Incentive Payment as a Percentage of Base Salary (%)
Priscilla Sims Brown(3)	316,213	65,333	381,546	48%
Jason Darby	169,400	35,000	204,400	58%
Sam Brown	243,210	50,250	293,460	88%
Lynne Fox	—	—	—	—%
Keith Mestrich	—	—	—	—%
(1)Represents a weighted combined payout factor of 121% for each named executive officer on corporate performance
(2)Each named executive officer achieved their respective individual performance targets at 100%
(3)Ms. Brown's annual incentive award was pro-rated based on her employment start date of June 1, 2021

In reviewing Ms. Brown’s individual performance goals and determining the amount of her cash incentive award, the Compensation Committee noted Ms. Brown’s 2021 achievements included, among other things, immediately galvanizing the Company to deliver strong second-half financial performance, evolving the strategic development, cultivating a high performance culture, and building strong internal and external relationships.

In reviewing Mr. Darby’s individual performance goals and determining the amount of his cash incentive award, the Compensation Committee noted Mr. Darby’s 2021 achievements included, among other things, coordination with our President and Chief Executive Officer and the Board of Directors during executive management transitions and separation from the Bank while mitigating the financial impact on the Bank’s performance during this time, serving as an effective spokesperson with investors and other constituents regarding our financial and strategic performance, and guiding the business through effective financial and capital management strategies.

In reviewing Mr. Brown’s individual performance goals and determining the amount of his cash incentive award, the Compensation Committee noted Mr. Brown’s 2021 achievements included, among other things, his outstanding collaboration with our President and Chief Executive Officer to develop and execute our lending strategy, building strong momentum in our lending pipeline, and strengthening our business by attracting, developing, and retaining high quality talent.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides a summary of equity awards outstanding as of December 31, 2021 for the Named Executive Officers.

	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Options Exercise Price ($)(1)	Options Expiration Date(1)	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(7)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(8)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(7)
Priscilla Sims Brown	—	—	—			149,076	(3)	2,500,000	—		—

Jason Darby	18,920	—	—	13.75	1/1/2027
	18,920	—	—	14.65	1/1/2028
						7,335	(4)	123,008	10,518	(9)	176,387

Sam Brown	42,000	—	—	11.00	1/1/2025
	38,520	—	—	12.00	1/1/2026
	33,620	—	—	13.75	1/1/2027
	31,520	—	—	14.65	1/1/2028
						16,213	(5)	271,892	11,474	(9)	192,419

Lynne Fox	5,260	—	—	11.00	1/1/2025
	4,820	—	—	12.00	1/1/2026
	7,020	—	—	13.75	1/1/2027
	6,560	—	—	14.65	1/1/2028
						5,192	(6)	87,070	—		—

Keith Mestrich(2)	—	—	—			—		—	—		—
(1)On July 26, 2018, the Bank converted each of the outstanding SARs into nonqualified stock option awards on a one-for-one basis, at the same strike price, on substantially the same terms, and on the same vesting schedule as the original SARs award. Following the conversion of the 2,342,000 SARs outstanding on July 26, 2018, the Bank reserved for issuance 2,342,000 shares of its common stock issuable upon the exercise of the options. The Company assumed the Bank’s outstanding stock options upon consummation of the Bank's reorganization on March 1, 2021.

(2)Mr. Mestrich resigned from his positions as President and Chief Executive Officer of the Company and the Bank effective January 31, 2021 and had no further remaining unvested options or shares.

(3)Represents the following unvested TRSUs granted to Ms. Brown that vest based on her continued service in equal installments on the first, second, and third anniversaries of the effective date of June 1, 2021.

(4)Represents the following unvested TRSUs granted to Mr. Darby that vest based on his continued service through the vesting date:
•1,039 that vest on May 17, 2022;
•2,538 that vest ratably over two years on March 9, 2022, and 2023; and
•3,758 that vest ratably over three years on February 3, 2022, 2023, and 2024

(5)Represents the following unvested TRSUs granted to Mr. Brown that vest based on his continued service through the vesting date:
•1,134 that vest on May 17, 2022;
•8,211 that vest on December 22, 2022;
•2,768 that vest ratably over two years on March 9, 2022, and 2023; and
•4,100 that vest ratably over three years on February 3, 2022, 2023, and 2024

(6)Represents the following unvested TRSUs granted to Ms. Fox that vest based on her continued service through the vesting date:
•5,192 that vest on April 28, 2022

(7)Computed by multiplying the number of shares reported in the preceding column by the closing price of our common stock as reported on Nasdaq on December 31, 2021 of $16.77 per share.

(8)Represents PRSUs that are subject to the achievement of pre-established performance measures and the officer’s continued service through the end of each applicable performance period. Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis. PRSUs that do not vest will be forfeited. The corporate performance metrics for the PRSUs are growth in adjusted tangible book value per share and relative TSR and are measured separately and subject to different performance periods. Under applicable SEC rules, the number of unearned PRSUs reported assumes the units are earned and vested (i) with regard to the PRSUs tied to growth in adjusted tangible book value per share, at 0.5x the number of units granted (representing satisfaction at the threshold performance level), and (ii) with regard to PRSUs tied to relative TSR, at 1.5x the number of units granted (representing satisfaction at the maximum performance level).

(9)Represents the following unvested PRSUs granted to Mr. Darby that vest based on his continued service through the vesting date:
•1,557 shares with a performance period ending December 31, 2021;
•1,488 shares with a performance period ending April 30, 2022;
•1,903 shares with a performance period ending December 31, 2022;
•1,806 shares with a performance period ending March 8, 2023;
•1,879 shares with a performance period ending December 31, 2024; and
•1,885 shares with a performance period ending February 2, 2024.

(10)Represents the following unvested PRSUs granted to Mr. Brown that vest in accordance with footnote 9, above:
•1,698 shares with a performance period ending December 31, 2021;
•1,623 shares with a performance period ending April 30, 2022;
•2,076 shares with a performance period ending December 31, 2022;
•1,970 shares with a performance period ending March 8, 2023;
•2,050 shares with a performance period ending December 31, 2024; and
•2,057 shares with a performance period ending February 2, 2024.

Equity Compensation Plan Information

The following table contains certain information as of December 31, 2021, relating to securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	277,140	14.65	601,049
Equity compensation plans not approved by security holders(2)	570,420	12.48	—
Total	847,560	13.19	601,049

(1)The number of securities remaining available for future issuance under equity compensation plans excludes securities to be issued upon exercise of outstanding options, warrants and rights. Only restricted stock and restricted stock units may be awarded under our Equity Plan.

(2)Prior to our initial public offering, we operated a board-approved Long-Term Incentive Plan (the “LTIP”) to provide incentives and awards to certain select employees and directors. Under the former LTIP, the Compensation Committee granted stock appreciation rights (or SARs) to participants, to be evidenced by a separate award agreement. As of June 30, 2018, there were a total of 2,342,000 SARs outstanding, with strike prices ranging from $11.00 (the 2015 SARS awards) to $14.65 (the 2018 SARs awards). On July 26, 2018, we converted a total of 2,342,000 SARs outstanding into nonqualified stock option awards on a one-for-one basis, at the same strike price, on substantially the same terms, and on the same vesting schedule as the original SARs award. Following the conversion of the SARs, we reserved for issuance 2,342,000 shares of our common stock issuable upon the exercise of the options. No new awards will be granted under the LTIP.

Potential Payments Upon Termination or Change in Control

Change in Control Plan

We believe that reasonable and appropriate change in control benefits are necessary in order to be competitive in our executive attraction and retention efforts. Therefore, we have adopted a Change in Control Plan, that provides severance and change in control benefits to the participants. Upon (i) an involuntary termination without cause, or (ii) the participant’s resignation for good reason, either of which occur within 90 days prior to or within 12 months following a change in control, participants in our Change in Control Plan will be entitled to receive the sum of (x) the participant’s accrued annual base salary, (y) the participant’s accrued target bonus (which shall be pro-rated based on the portion of the bonus period prior to the change in control date), and (z) a lump sum cash payment equal to 12 months’ base salary plus the participant’s prior average three-years’ bonus. Participants are further eligible to receive (i) a payout of accrued vacation, (ii) continued COBRA health benefits at active employee rates for the shorter of 12 months or the applicable COBRA period, and (iii) full vesting of any unvested equity award granted prior to such termination.

The participants of the Change in Control Plan are the following officers:

• Chief Financial Officer • Chief Operating Officer • General Counsel • Chief Risk Officer • Director of Commercial Banking	•Chief Accounting Officer •Executive Vice President, Treasurer •Chief Information Officer •Chief Credit Risk Officer

Equity Award Agreements

Ms. Brown’s Restricted Stock Unit Award Agreement

In 2021, in connection with Ms. Brown’s employment agreement, we granted her “TRSUs” pursuant to a restricted stock unit award agreement. Under Ms. Brown’s restricted stock unit award agreement, (i) in the event of her termination due to disability or retirement, and no “cause” exists, then the unvested portion of the time-based restricted stock units will continue to vest on the original vesting schedule as if no separation from service occurred, (ii) if she is involuntarily terminated by us without “cause,” if she voluntarily resigns for “good reason,” or upon her death and if no “cause” exists, then the unvested portion of the time-based restricted stock units will immediately vest on a pro-rata basis based on the number of full months she has worked since the date of grant, and (iii) if she separates from service within one year following a change in control (other than for “cause,” death or disability), or she voluntarily terminates her employment for “good reason” during such period, then the unvested portion of the time-based restricted stock units will immediately vest as of immediately prior to the effective date of such termination. If Ms. Brown is terminated for “cause,” then all unvested time-based restricted stock units will be forfeited and the Company shall have the right to repurchase any shares issued to Ms. Brown pursuant to the vested time-based restricted stock units at the lower of fair market value or the price paid by Ms. Brown.

Other Named Executive Officers’ Restricted Stock Unit Award Agreement

In 2021, we also entered into TRSUs and PRSUs award agreements with each of our Named Executive Officers that provide that, in the event of the executive’s termination due to disability or retirement, and no “cause” exists, then (a) the unvested portion of TRSUs will continue to vest on the original vesting schedule as if no separation from service occurred and (b) with respect to PRSUs, the executive will be issued a pro rata number of PRSUs based on actual achievement of the applicable performance measures at the end of the subject performance period without regard to the separation from service, subject to pro-ration based on the number of full months that the executive worked during each performance period prior to the effective date of the executive’s separation from service as a percentage of the total performance period.

If the executive is involuntarily terminated by us without “cause,” if the executive voluntarily resigns for “good reason,” or upon executive’s death and if no “cause” exists, then (a) the unvested portion of TRSUs will immediately vest on a pro-rata basis based on the number of full months the executive has worked since the date of grant and (b) with respect to PRSUs, the executive will be issued a pro rata number of PRSUs based on target achievement of the applicable performance measures, subject to pro-ration based on the number of full months that executive worked during each performance period prior to the effective date of the executive’s separation from service as a percentage of the total performance period.

If the executive separates from service within one year following a change in control (other than for “cause,” death or disability), or the executive voluntarily terminates his employment for “good reason” then (a) the unvested portion of the TRSUs will immediately vest as of immediately prior to the effective date of such termination and (b) the PRSUs will vest based on the Compensation Committee’s determination of actual performance as of (i) the most recent-completed fiscal quarter (with regard to the PRSUs tied to growth in adjusted tangible book value per share), and (ii) as of the date of the change in control (with regard to the PRSUs tied to relative TSR). However, if actual performance cannot be determined, the PRSUs will vest based on achievement of performance measures at target, subject to pro-ration based on the number of full months that executive worked during each performance period prior to the effective date of executive’s separation from service as a percentage of the total performance period.

Compensation of Directors for Fiscal Year 2021
As of the date of this proxy statement, each non-employee director receives an annual cash retainer as compensation for his or her services as a member of the Board of Directors as follows:

•$100,000 for our board chair;

•$70,000 for our Lead Independent Director; and

•$50,000 for each other director.

In addition, members of our board committees also receive an additional cash retainer, as follows:

•Audit Committee members receive $12,000, while the Chair receives $24,000;

•Compensation Committee members and Enterprise Risk Oversight Committee members each receive $5,000, while each Chair receives $10,000;

•Governance and Nominating Committee members, Credit Policy Committee members, and Trust Committee members each receive $4,000, while each Chair receives $8,000; and

•Each member of our Executive and Corporate Social Responsibility Committee receives $4,000.

We pay each director their applicable annual fee in monthly installments. Our directors also participate in our long-term incentive plan and participate in our Equity Plan. We did not pay our “inside” employee-director, Mr. Mestrich, or Ms. Brown, any additional compensation for his or her service as a director during 2021. All directors, except Mr. Jackson and Ms. Lilek, received a $25,000 special award in November 2021 for the additional work in 2021 due to Covid-19 and the Chief Executive Officer transition.

The following table provides the compensation paid to our non-employee directors for the year ended December 31, 2021.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Donald E. Bouffard Jr.	106,996	35,000	—	—	—	775	142,771

Maryann Bruce	91,996	35,000	—	—	—	3,385	130,381

Patricia Diaz Dennis	93,004	35,000	—	—	—	2,446	130,450

Robert C. Dinerstein	100,996	35,000	—	—	—	775	136,771

Mark A. Finser	82,996	35,000	—	—	—	1,546	119,542

Darrell Jackson	24,166	—	—	—	—	—	24,166

Julie Kelly	84,004	35,000	—	—	—	3,168	122,172

JoAnn Lilek	45,222	35,000	—	—	—	1,622	81,844

John McDonagh	91,996	35,000	—	—	—	775	127,771

Robert G. Romasco	112,000	35,000	—	—	—	1,503	148,503

Edgar Romney Sr.	91,000	35,000	—	—	—	980	126,980

Stephen R. Sleigh(5)	57,996	35,000	—	—	—	775	93,771
(1)Outstanding stock options held by certain non-employee directors at December 31, 2021 are as follows: Donald E. Bouffard Jr., 30,360; Robert C. Dinerstein, 30,360; Julie Kelly, 18,260; John McDonagh, 30,360; Robert G. Romasco, 30,360; Edgar Romney Sr., 18,260; and Stephen R. Sleigh, 18,260. Stock options held at December 31, 2021 by Ms. Fox are included in the table for the Named Executive Officers under the heading entitled “Outstanding Equity Awards at 2021 Fiscal Year-End.”
(2)All directors, except Mr. Jackson and Ms. Lilek, received a $25,000 special award in November 2021 for the additional work in 2021 due to Covid-19 and the Chief Executive Officer transition.
(3)On April 28, 2021, each non-employee director was granted 2,138 shares of restricted stock units as part of our overall board compensation plan. The shares were valued at $16.37 per share, were outstanding as of December 31, 2021, and will fully vest on April 28, 2022. The value of the restricted stock units shown above equals the grant date fair value in accordance with FASB ASC Topic 718.
(4)Represents expense reimbursements and dividends received.
(5)Mr. Sleigh’s cash fees were paid to Yucaipa Corporate Initiatives Fund II, LP.

In addition to the compensation described above, non-employee directors are reimbursed for reasonable business expenses relating to their attendance at meetings of our Board of Directors, including expenses relating to lodging, meals and transportation to and from the meetings.

Anticipated Changes in Compensation of Directors for Fiscal Year 2022

Our Compensation Committee has approved the following changes to the compensation of the Board’s non-employee directors to be effective following the annual meeting. Following deliberation and discussion, and consideration of the information provided by Semler Brossy, the Compensation Committee approved:

•An increase to the annual retainer for:
•Audit Committee members from $6,000 to $10,000, while the Chair received an increase from $12,000 to $15,000;
•Governance and Nominating Committee members, Credit Policy Committee members, and Trust Committee members from $4,000 to $5,000, while each Chair received an increase from $8,000 to $10,000; and
•Executive and Corporate Social Responsibility Committee members from $4,000 to $5,000.

The Compensation Committee made no other changes to the compensation program for non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above, the following is a summary of material provisions of various transactions we have entered into with our executive officers, directors, certain 5% or greater stockholders and entities affiliated with them since January 1, 2021. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Policies and Procedures Regarding Related Person Transactions

Transactions by us with related persons are subject to a formal written policy which includes review by the Audit Committee of these transactions, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by us with our affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

Explanatory Note

Effective March 1, 2021, pursuant to the terms of a Plan of Acquisition, dated September 4, 2020 by and between the Bank and the Company, the Bank became a wholly owned subsidiary of the Company and each outstanding share of Class A common stock, par value $0.01 per share, of the Bank was exchanged for one share of common stock, $0.01 par value per share, of the Company (the “Reorganization”), as such, a portion of the historical discussion below relates to the Bank prior to the effective date of the Reorganization.

Registration Rights Agreement

On April 11, 2012, the Yucaipa Funds purchased, for aggregate cash consideration of $49.9 million, 5,241,680 shares of the Bank’s Class A common stock (after giving effect to our 20-for-1 stock split). As of December 31, 2021, the Yucaipa Funds owned 12.19% of the Bank’s outstanding common stock. In connection with the purchase, the Bank entered into, and following the Reorganization, we assumed, the registration rights agreement with the Yucaipa Funds and the other investors that are parties to that agreement, which we collectively refer to herein as the PE Investors. Under the terms of the registration rights agreement, the PE Investors can demand registration of their shares (a “Demand Registration”) under certain circumstances, although we do not have to effect any Demand Registration: (i) unless the anticipated aggregate offering price, net any underwriting discounts or commission, is at least $10 million; (ii) within 90 days after the effective date of a previous Demand Registration or a previous registration under which the demanding PE Investor had piggyback rights; or (iii) if we have previously received a Demand Registration from another PE Investor, or we have filed a registration statement pursuant to another section of the registration rights agreement, and in either case, the effectiveness of the applicable registration statement is still pending and being diligently pursued. Further, we may postpone any Demand Registration for up to 120 days if the board determines such postponement is necessary to avoid premature disclosure of a material matter required to be disclosed in the prospectus associated with the registration statement. The PE Investors also have piggyback registration rights under the registration rights agreement when either the Company or any other PE Investor initiates a registered offering. The Company’s obligations under the registration rights agreement will terminate when all of the Company’s common stock subject to the registration rights agreement is sold.

Side Letter Agreements with PE Investors

In connection with certain 2012 amendments to the Securities Purchase Agreements with the PE Investors, the Bank entered into an investor rights agreement with the PE Investors and certain key holders, including the Workers United Related Parties (the “2012 Investor Rights Agreement”). The 2012 Investor Rights Agreement terminated upon the closing of the Bank’s initial public offering in August 2018. In connection with the termination of the 2012 Investor Rights Agreement, the Bank entered into, and following the Reorganization, we assumed, a Side Letter Agreement with the Yucaipa Funds (the “Side Letter Agreement”).

The following is a summary of certain provisions of the Side Letter Agreement. For more detail, you should refer to the Side Letter Agreement.

Pursuant to the Side Letter Agreement, so long as the Yucaipa Funds and its affiliates own a number of shares representing 5.0% of our common stock then outstanding, we shall take all requisite corporate action to effect the nomination of one director designated by the Yucaipa Funds (an “Investor Nominee”); provided, however, that in the event that the Yucaipa Funds no longer owns 5.0% of our common stock at any time, the Yucaipa Funds shall notify us and use its best efforts to have the Investor Nominee immediately resign. The Yucaipa Funds has the exclusive right to designate its Investor Nominee and to nominate the replacement for such Investor Nominee upon the death, disability, resignation, retirement, disqualification, or removal of the Investor Nominee or otherwise, except in the event that such vacancy is created because the Yucaipa Funds no longer owns 5.0% of our common stock then outstanding.

Pursuant to the Side Letter Agreement, we are required to reimburse any Investor Nominee for expenses incurred by such Investor Nominee in connection with his or her attendance at regular or special meetings of our board, our board committees, the board of one of our subsidiaries, or a committee of the board of one of our subsidiaries. The Side Letter Agreement provides the Yucaipa Funds with certain information rights, including audited annual financial statements, unaudited quarterly financial statements, business plans, budgets, projections, and other financial and operating information reports we prepare in the ordinary course of business. Additionally, the Side Letter Agreement provides that we shall maintain directors’ and officers’ liability insurance and fiduciary liability insurance for the Investor Nominee and such Investor Nominee shall have the right to enter into an indemnification agreement with us.

The Yucaipa Funds is subject to certain confidentiality obligations under the Side Letter Agreement and is entitled to pursue business ventures similar or dissimilar to the business of the Company and its subsidiaries, even if competitive with our business, and that shall not be deemed wrongful or improper. However, the Yucaipa Funds will be subject to the following policy: a business or corporate opportunity offered to any person who is a director but not an officer of the Company and who is a director, officer, employee, partner, member or stockholder of the Yucaipa Funds or one of its affiliates shall belong to the Company only if such opportunity is expressly offered to such person in his or her capacity as a director of the Company, and otherwise shall belong to the Yucaipa Funds. Neither the Yucaipa Funds nor its Investor Nominee will be obligated to refer or present any particular business opportunity to the Company even if such opportunity is relevant to the Company or its business. No act or omission by the Yucaipa Funds or any of its affiliates in accordance with such policy will be considered contrary to (i) any fiduciary duty that the Yucaipa Funds or any of its affiliates may owe to the Company or to any other stockholder by reason of the Yucaipa Funds being a stockholder of the Company, or (ii) any fiduciary duty a director nominated by the Yucaipa Funds who is also a director, officer or employee of the Yucaipa Funds or any of its affiliates may owe to the Company or any of its stockholders.

Investor Rights Agreement with Workers United

The previous investor rights agreement entered into with certain parties including the Workers United Related Parties terminated by its terms upon consummation of the Bank’s initial public offering in August 2018. To provide for certain agreements with respect to the corporate governance and certain other matters related to the Bank, upon the closing of our initial public offering, the Bank entered into, and following the Reorganization, we assumed, an investor rights agreement (the “2018 Investor Rights Agreement”) with the Workers United Related Parties. In addition, we have other banking relationships with Workers United and, as of December 31, 2020 and December 31, 2021, Workers United had $95.8 million and $95.8 million of deposits with the Bank, respectively.

The following is a summary of certain provisions of the 2018 Investor Rights Agreement. For more detail, you should refer to 2018 Investor Rights Agreement.

Pursuant to the 2018 Investor Rights Agreement, so long as the Workers United Related Parties, together with its affiliates and permitted transferees, owns a number of that shares that represent: (i) 10% of the total voting power, the Board of Directors must have exactly 13 members unless a waiver is granted (which such waiver has been granted with respect to our board size); and (ii) 20% of the total voting power, the Workers United Related Parties shall have the right to designate the Chair of the Board of Directors. Additionally, so long as the Workers United Related Parties, together with its affiliates and permitted transferees, owns a number of shares that represents: (i) at least 20% of the total voting power, then the Workers United Related Parties shall have the right to nominate five board members, two of which must be “independent” in accordance with the rules of the Nasdaq and applicable law (an “Independent Nominee”); (ii) between 15% and 19.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate four board members, two of which must be Independent Nominees; (iii) between 10% and 14.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate three board members, one of which must be an Independent Nominee; and (iv) between 5.0% and 9.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate two board members, one of which must be an Independent Nominee. Pursuant to the 2018 Investors Rights Agreement, we shall take all requisite corporate action to effect the nomination of each director named by the Workers United Related Parties. In the event that a Workers United Related Parties nominee resigns as a result of a decrease in its total voting power, the Board of Directors shall elect an Independent Nominee to fill the vacancy thereby created. If a Workers United Related Parties nominee resigns for any reason other than as a result of a decrease in the total voting power of the Workers United Related Parties, then the Workers United Related Parties shall have the exclusive right to replace such board member.

Furthermore, the Board of Directors will be required to have an executive committee, an audit committee, a compensation committee, a governance and nominating committee, a credit/enterprise risk committee, and a trust committee (each, a “Designated Committee”) at all times. Subject to applicable law, regulations and regulatory guidance, if the Workers United Related Parties are entitled to designate two Independent Nominees, then at least one of the Independent Nominees shall serve on each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, unless otherwise waived by the Workers United Related Parties; provided, however, that, in the event the Workers United Related Parties are only entitled to designate one Independent Nominee, that Independent Nominee shall serve on at least two of the Designated Committees. In any event, a board member designated by the Workers United Related Parties shall chair the Trust Committee. In addition, pursuant to the 2018 Investor Rights Agreement, the Chair of the board (who may be a Workers United Related Parties nominee) shall be the Chair of the Executive Committee.

Pursuant to the 2018 Investor Rights Agreement, the Workers United Related Parties: (i) entered into an agreement with the underwriters of the Bank’s initial public offering pursuant to which the Workers United Related Parties agreed not to sell or transfer any share of common stock for 180 days following the closing of the Bank’s initial public offering on August 13, 2018 without the prior written consent of the underwriters; and (ii) agreed not to sell or transfer any share of common stock for a one-year period following the closing of the initial public offering on August 13, 2018 without the Bank’s written consent. Following the restrictive periods above, the Workers United Related Parties, together with its affiliates and other permitted transferees, may sell their shares privately or to the public in accordance with the limitations imposed upon resales by affiliates of a non-bank issuer under Rule 144 promulgated under the Securities Act. Accordingly, beginning in mid-August 2019, the Workers United Related Parties became entitled to sell a number of shares of common stock within any three-month period that does not exceed the greater of:

•1.0% of the number of shares of our common stock then outstanding, which as of the record date equals approximately 311,151 shares;

•the average weekly trading volume in our common stock during the four calendar weeks preceding the date of the sale; provided, however, that the Workers United Related Parties may exceed this volume limitation with our consent, which shall not be unreasonably withheld; and

•sales by the Workers United Related Parties will also be subject to manner of sale provisions imposed by Rule 144.

Under the terms of the 2018 Investor Rights Agreement, Workers United Related Parties can demand that we prepare a prospectus for an underwritten public offering within 30 days of the Workers United Related Parties’ written notice stating its intent to conduct such public offering for all or part of its shares of common stock (a “Demand Offering”). The Workers United Related Parties will be entitled to one Demand Offering in any 90-day period. However, the 2018 Investor Rights Agreement provides that we do not have to effect any Demand Offering unless the anticipated aggregate offering price, net any underwriting discounts or commission, is at least $50 million. Further, we may postpone any Demand Offering for up to 120 days if the Board of Directors determines such postponement is necessary to avoid premature disclosure of a material matter required to be disclosed in the prospectus, except that we cannot postpone any Demand Offering unless we concurrently (A) require the suspension of sales in the open market by our senior executives and directors in accordance with our insider trading policy and (B) refrain from any public offering and open market purchases during the postponement. If we do postpone the delivery of a prospectus, the Workers United Related Parties shall be entitled to withdraw its request, in which case the offering will not count as one of the permitted Demand Offerings. We must provide written notice to the Workers United Related Parties of any postponement of the delivery of a prospectus.

In the event that we propose to effect an underwritten offering of our common stock for the Company or any other stockholder, the Workers United Related Parties will also have the rights under the 2018 Investor Rights Agreement to participate in that underwritten offering. We are generally responsible for all offering fees and expenses of a Demand Offering or an offering in which the Workers United Related Parties participate, including reimbursement of reasonable attorneys’ fees to the Workers United Related Parties, but not including any underwriting discounts or commissions or transfer taxes attributable to the sale of common stock in such an offering. The demand and piggyback participation rights granted to the Workers United Related Parties under the 2018 Investor Rights Agreement are intended to be equivalent to those granted to the PE Investors under their existing registration rights agreement.

Additionally, in the event that we prepare a prospectus for the sale of the Workers United Related Parties’ common stock in accordance with the provisions described in the preceding paragraphs, we must indemnify the Workers United Related Parties and its officers, directors, employees, and affiliates from claims, damages, liabilities, and expenses that arise out of or are based upon any untrue statement or alleged untrue statement in that prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading in that prospectus, or any violation of the Exchange Act or “blue sky” laws, except insofar and to the extent as the same are made in reliance and in conformity with information relating to the Workers United Related Parties furnished in writing to us by the Workers United Related Parties expressly for use therein. In the event the Workers United Related Parties provide information and affidavits that we request for use in connection with that prospectus, the Workers United Related Parties must indemnify us and our officers, directors, employees, and affiliates from claims, damages, liabilities, and expenses that arise out of or are based upon any untrue statement or alleged untrue statement in our prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading in our prospectus, or any violation of the Exchange Act or “blue sky” laws, but only to the extent that the same are made in reliance and in conformity with information relating to the Workers United Related Parties furnished in writing to us by the Workers United Related Parties expressly for use therein.

The Workers United Related Parties entered into an Ownership Agreement among themselves (the “Ownership Agreement”), pursuant to which they agreed not to transfer any of their common stock unless the transfer complies with the 2018 Investor Rights Agreement. Pursuant to the Ownership Agreement, the Workers United Related Parties also agreed that, before offering any of their common stock to an unaffiliated third party, they will first offer the other Workers United Related Parties the opportunity to purchase such shares.

Interests of Certain Directors in the Consolidated Retirement Plan

Workers United, several of its affiliates, and the Bank are participating employers in the Consolidated Retirement Fund (the “CRF”), an ERISA multiemployer plan. Under our bylaws, any decision by the Bank to withdraw, in a complete or partial withdrawal, from the CRF, or to amend its participation in the CRF in a manner materially detrimental to its participants, shall require approval by not less than two thirds of the disinterested board members with such vote to be held at a board meeting at which all board members are given notice and an opportunity to participate in the discussion. In making such decision, the directors shall take into account each of the factors set forth in Section 7015(2) of the New York Banking Law and that the Bank is committed, as part of its mission and marketing efforts, to progressive pay policies for its employees. Each of the following directors is a participant under the CRF and, therefore, directly benefits from the Bank’s participation in the CRF: Ms. Fox, Ms. Kelly, and Mr. Romney Sr. In addition, Ms. Fox (as Chair) and Mr. Romney Sr., and Mr. Mestrich also serve as trustees of the CRF. The Amalgamated Life Insurance Company is the other principal participant in the CRF. Ms. Fox, Ms. Kelly, and Mr. Romney Sr. are board members of The Amalgamated Life Insurance Company. In order to mitigate any potential conflict of interest between their positions as board members and participants in the CRF, these individuals would not be considered disinterested and therefore would not vote on any decision by the Bank to withdraw, in a complete or partial withdrawal, from the CRF, or to amend its participation in the CRF in a manner materially detrimental to its participants.

Other Relationships

Edgar Romney Sr. one of our directors, is the father of Edgar Romney Jr., a Senior Vice President and Northeast Regional Director of the Bank. Mr. Romney Jr. receives compensation based on a structure that also applies to other similarly situated employees. Since January 1, 2021, Mr. Romney Jr. has received compensation in the amount of approximately $398,967, which includes his base salary, bonus, and cash dividends.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Independent Registered Public Accounting Firm

Our Audit Committee has appointed Crowe LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2022 and to prepare a report on this audit. A representative of Crowe LLP is expected to be available via teleconference at the annual meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.

            We are asking our stockholders to ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2022. Although the ratification is not required by our bylaws or other governing documents, the board is submitting the selection of Crowe LLP to our stockholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

Audit and Related Fees

            Our independent auditors for the year ended December 31, 2021 were Crowe LLP. The following table shows the fees payable in the years ended December 31, 2021 and December 31, 2020 to Crowe LLP were as follows:

	2021(1)	2020(1)
Audit Fees	$792,000	$735,000
Audit-Related Fees	99,550	75,651
Tax Fees	—	—
All Other Fees	150,000	—
Total	$1,041,550	$810,651
(1)Excludes audit services and tax services provided to certain funds within the Bank’s trust business, which are not consolidated with our financial statements.

Audit Fees.    This category includes the aggregate fees billed for professional services rendered by the independent auditors related to our 2021 and 2020 fiscal years for the audit of our consolidated annual financial statements and the review of our quarterly financial statements.

Audit-Related Fees.    This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2021 and 2020. These services in 2020 and 2021 principally include the costs associated with work performed in relation to work related to our benefit plans and our Department of Housing and Urban Development (HUD) loans.

Tax Fees.    This category includes the aggregate fees billed for any services related to corporate tax compliance, as well as counsel and advisory services.

All Other Fees.    This category includes fees associated with the issuance of our 3.250% fixed-to-floating rates subordinated notes due 2031 that was completed on November 8, 2021.

Pre-Approval Policy

Our Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General.    The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditors provide the Audit Committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the internal auditor, the Audit Committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the Audit Committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in the Audit Committee’s Pre-Approval Policy or in connection with the independent auditor’s engagement letter for the applicable year must be specifically pre-approved by the Audit Committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Exchange Act. The Audit Committee must specifically pre-approve any proposed services that exceed pre-approved cost levels. All services provided by Crowe LLP, and all fees related thereto, were approved pursuant to the pre-approval policy.

Tax Services.    The Audit Committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

PROPOSAL THREE
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

As described in greater detail under the heading “Director and Executive Officer Compensation,” we seek to align the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe our compensation policies and procedures are competitive, focused on pay for performance principles and strongly aligned with the interest of the Company’s stockholders. We also believe that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to express your views regarding the compensation of the Named Executive Officers by voting to approve or not approve such compensation as described in this proxy statement.

This vote is advisory, which means that it is not binding on the Company, our Board of Directors or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the applicable compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION RELATED TO COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OUR 2021 ANNUAL REPORT ON FORM 10-K

Included with these proxy materials is a copy of our 2021 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Please direct your request to Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary or by calling (212) 895-4490.

See enclosed proxy card.

ANNUAL MEETING OF STOCKHOLDERS OF

AMALGAMATED FINANCIAL CORP.

April 27, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24063/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

042722

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Lynne Fox	☐	☐	☐
Donald Bouffard, Jr.	☐	☐	☐
Maryann Bruce	☐	☐	☐
Mark A. Finser	☐	☐	☐
Darrell Jackson	☐	☐	☐
Julie Kelly	☐	☐	☐
JoAnn Lilek	☐	☐	☐
John McDonagh	☐	☐	☐
Robert Romasco	☐	☐	☐
Edgar Romney, Sr.	☐	☐	☐
Priscilla Sims Brown	☐	☐	☐
Stephen R. Sleigh	☐	☐	☐
2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2022;	☐	☐	☐
3. To conduct a non-binding, advisory vote on the compensation of Amalgamated Financial Corp.'s Named Executive Officers.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______________ Date: ________ Signature of Stockholder ______________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AMALGAMATED FINANCIAL CORP.

April 27, 2022 at 9:00 a.m.

The undersigned does hereby constitute and appoint David Sullivan and Mandy Tenner, and each of them, attorneys with the full power of substitution to each, for and in the name of the undersigned to vote all shares of common stock of Amalgamated Financial Corp. (the "Company") held of record on March 9, 2022 by the undersigned, at the 2022 Annual Meeting of Stockholders, to be held in virtual format, on April 27, 2022, at 9:00 AM (ET) and at any adjournment or postponement of the meeting, for the purposes more fully described in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if personally present. The signing stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxies to vote as follows on the matters described in the Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment or postponement of it, as provided in the Proxy Statement.

Only holders of record on March 9, 2022 of common stock are entitled to vote on the matters described in the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

AMALGAMATED FINANCIAL CORP.

April 27, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/245788868 (password: ab2022) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24063/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

042722

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Lynne Fox	☐	☐	☐
Donald Bouffard, Jr.	☐	☐	☐
Maryann Bruce	☐	☐	☐
Mark A. Finser	☐	☐	☐
Darrell Jackson	☐	☐	☐
Julie Kelly	☐	☐	☐
JoAnn Lilek	☐	☐	☐
John McDonagh	☐	☐	☐
Robert Romasco	☐	☐	☐
Edgar Romney, Sr.	☐	☐	☐
Priscilla Sims Brown	☐	☐	☐
Stephen R. Sleigh	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.